                                                                     Exhibit 4.1



                                CREDIT AGREEMENT


            CREDIT AGREEMENT dated as of December 29, 1999, among SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the bank listed on the signature pages hereof as the Initial Issuing Bank (the "INITIAL ISSUING BANK" and, together with the Initial Lenders, the "INITIAL LENDER PARTIES") and the Swing Line Bank (as hereinafter defined), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("ML&CO.") and J.P. MORGAN SECURITIES INC. ("J.P. MORGAN"), each as a joint lead arranger and a joint book-running manager (each a "JOINT LEAD ARRANGER" and a "JOINT BOOK MANAGER", as the case may be) for the Facilities (as hereinafter defined), ML&Co., as syndication agent for the Facilities (the "SYNDICATION AGENT"), J.P. Morgan, as documentation agent for the Facilities (the "DOCUMENTATION AGENT"), and THE CHASE MANHATTAN BANK ("CHASE"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined).


                             PRELIMINARY STATEMENTS:

            (1) SSCI Investors LLC, a Delaware limited liability company ("SSCI INVESTORS"), was organized by AEA Investors Inc., a Delaware corporation (the "SPONSOR"), to acquire control of the Borrower.

            (2) Pursuant to that certain Stock Purchase Agreement dated as of November 24, 1999 (as such agreement may be amended from time to time in accordance with the provisions thereof and of this Agreement, the "ACQUISITION AGREEMENT"), between SSCI Investors and Sovereign Specialty Chemicals, L.P., a Delaware limited partnership (the "SELLER"), SSCI Investors has agreed to purchase at least seventy-five percent of the outstanding capital stock of the Borrower from the Seller (the "ACQUISITION").

            (3) Pursuant to that certain Indenture dated as of August 1, 1997 (as such indenture may be amended from time to time in accordance with the provisions thereof and of this Agreement, the "SENIOR SUBORDINATED NOTE INDENTURE"), among the Borrower, certain Subsidiaries of the Borrower and The Bank of New York, a New York banking corporation, as trustee (the "SENIOR SUBORDINATED NOTE TRUSTEE"), the Borrower proposes to make an offer to purchase its 9 1/2% Senior Subordinated Notes due 2007 issued thereunder (thE "SENior SUBORDINATED NOTES"), following the consummation of the Acquisition in accordance with the Indenture (the "OFFER TO PURCHASE").

            (4) The Borrower has requested that, immediately upon the consummation of the Acquisition, the Lender Parties lend to the Borrower funds to pay fees and expenses incurred in connection with the Acquisition and to refinance certain Existing Debt (as hereinafter defined) of the Borrower and its Subsidiaries, the Lender Parties lend to the Borrower funds to finance the Borrower's purchase of the Senior Subordinated Notes tendered pursuant to the Offer to Purchase, the Lender Parties lend the Borrower funds to finance the purchase by the Borrower or its Subsidiaries of Permitted Acquisitions (as hereinafter defined) and from time to time, the Lender Parties lend to the Borrower and issue Letters of Credit for the account of the Borrower to provide working capital for the Borrower and its Subsidiaries. The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                        "ACQUISITION" has the meaning specified in the
            Preliminary Statements.

                        "ACQUISITION AGREEMENT " has the meaning specified in
            the Preliminary Statements.

                        "ACQUISITION DILIGENCE REPORT" means, with respect to
            the Equity Interests in, or the properties and assets of, any Person that have been or are to be purchased or otherwise acquired by the Borrower or any of its Subsidiaries, a due diligence report on such Person and its Subsidiaries (or the properties and assets thereof), prepared in good faith and certified by the Chief Financial Officer of the Borrower and approved by the Joint Lead Arrangers, which report shall include, (i) a Consolidated pro forma closing balance sheet of such Person and its Subsidiaries as of the date of consummation of the related purchase or acquisition, (ii) a Consolidated pro forma income statement of such Person and its Subsidiaries for the most recently completed four consecutive fiscal quarters of such Person prior to the date of consummation of the related purchase or acquisition, (iii) an itemized schedule of the add back adjustments (reflecting cost saving realized by such Person (or the Borrower and its Subsidiaries) upon the date of consummation of such transaction or which management intends to implement within six months of such date made to the consolidated pro forma income statement of such Person and its Subsidiaries referred to in clause (ii) of this definition,
            (iv) a calculation of the Pro Forma Consolidated EBITDA of such Person and its Subsidiaries for the most recently completed four consecutive fiscal quarters of such Person prior to the date of consummation of the related purchase or acquisition and (v) a schedule of the computations used by the Borrower in determining pro forma compliance with the covenants contained in Section 5.04 calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four quarter period covered thereby.

                        "ADMINISTRATIVE AGENT" has the meaning specified in the
            recital of parties to this Agreement.

                        "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of
            the Administrative Agent maintained by the Administrative Agent with Chase at its office at One Chase Manhattan Plaza, New York, New York 10081, Account No. 323-142-362, Attention: Michael Cerniglia (fax number: 212-552-5777), or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

                        "ADVANCE" means a Term Advance, a Revolving Credit
            Advance, a Swing Line Advance or a Letter of Credit Advance.

                        "AFFILIATE" means, as to any Person, any other Person
            that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                        "AGENTS" means, collectively, the Administrative Agent,
            the Joint Lead Arrangers, the Joint Book Managers, the Documentation Agent and the Syndication Agent.

                        "AGREEMENT VALUE" means, for each Hedge Agreement, on
            any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the
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                                       4


            Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

                        "APPLICABLE LENDING OFFICE" means, with respect to each
            Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                        "APPLICABLE MARGIN" means (i) during the period from the
            Effective Date until the six-month anniversary of the Effective Date, (A) in respect of the Term A Facility or the Revolving Credit Facility, 1.50% per annum for Base Rate Advances and 2.50% per annum for Eurodollar Rate Advances, and (B) in respect of the Term B Facility, 2.00% per annum for Base Rate Advances and 3.00% per annum for Eurodollar Rate Advances; and (ii) after the six month anniversary of the Effective Date, a percentage per annum determined by reference to both the Total Debt/EBITDA Ratio and the Senior Debt/EBITDA Ratio to be the higher per annum percentage indicated by either such ratio as set forth below:


                                                             TERM A FACILITY AND REVOLVING CREDIT FACILITY
                                                             ---------------------------------------------
TOTAL DEBT/EBITDA           SENIOR DEBT/EBITDA               EURODOLLAR MARGIN           BASE RATE MARGIN
RATIO                       RATIO
---------------------------------------------------------------------------------------------------------
GREATER THAN OR EQUAL       GREATER THAN OR EQUAL                  2.50%                       1.50%
TO 4.50:1                   TO 3.50:1
GREATER THAN OR EQUAL       GREATER THAN OR EQUAL                  2.25%                       1.25%
TO 4.25:1, BUT LESS         TO 3.00:1, BUT LESS THAN
THAN 4.50:1                 3.50:1
GREATER THAN OR EQUAL       GREATER THAN OR EQUAL                  2.00%                       1.00%
TO 3.75:1, BUT LESS         TO 2.50:1, BUT LESS THAN
THAN 4.25:1                 3.00:1
LESS THAN 3.75:1            LESS THAN 2.50:1                       1.75%                       0.75%

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                                       5


                                                                            TERM B FACILITY
                                                             --------------------------------------------
TOTAL DEBT/EBITDA           SENIOR DEBT/EBITDA               EURODOLLAR MARGIN           BASE RATE MARGIN
RATIO                       RATIO
---------------------------------------------------------------------------------------------------------
GREATER THAN OR EQUAL       GREATER THAN OR EQUAL                  3.00%                       2.00%
TO 4.50:1                   TO 3.50:1
LESS THAN 4.50:1            LESS THAN 3.50:1                       2.50%                       1.50%

            The Applicable Margin for each Base Rate Advance shall be determined by reference to the Total Debt/EBITDA Ratio and the Senior Debt/EBITDA Ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the Total Debt/EBITDA Ratio and the Senior Debt/EBITDA Ratio in effect on the first day of each Interest Period for such Advance; provided, however, that (A) no change in the Applicable Margin shall be effective until one Business Day after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c) or an Acquisition Diligence Report, as the case may be, and a certificate of the Chief Financial Officer of the Borrower demonstrating such ratios, and (B) the Applicable Margin shall be at the percentage in effect when the Total Debt/EBITDA Ratio is greater than or equal to 4.50:1 for so long as the Borrower has not submitted to the Administrative Agent the information described in Clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

                        "APPLICABLE PERCENTAGE" means (i) during the period from
            the Effective Date until the six-month anniversary of the Effective Date, 0.50% and (ii) thereafter, a percentage per annum determined by reference to both the Total Debt/EBITDA Ratio and the Senior Debt/EBITDA Ratio to be the higher per annum percentage indicated by either such ratio as set forth below:


TOTAL DEBT/EBITDA RATIO               SENIOR DEBT/EBITDA RATIO                       COMMITMENT FEE
---------------------------------------------------------------------------------------------------
GREATER THAN OR EQUAL TO 4.25:1       GREATER THAN OR EQUAL TO 3.00:1                    0.50%
LESS THAN 4.25:1                      LESS THAN 3.00:1                                   0.375%

            The Applicable Percentage shall be determined by reference to the Total Debt/EBITDA Ratio and the Senior Debt/EBITDA Ratio in effect from time to time; provided, however, that (A) no change in the Applicable Percentage shall be effective until one Business Day after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c) or an Acquisition Diligence Report, as the case may be, and a certificate of the Chief Financial Officer of the Borrower demonstrating such ratios, and (B) the Applicable Percentage shall be at the percentage in effect when the Total Debt/EBITDA Ratio is greater than or equal to 4.25:1 for so long as the Borrower has not submitted to the Administrative Agent the information described in Clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

                        "APPROPRIATE LENDER" means, at any time, with respect to
            (a) any of the Term or Revolving Credit Facilities, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender and (c) the Swing Line Facility,
            (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.

                        "APPROVED FUND" means, with respect to any Lender that
            is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                        "ASSET SALE" means the sale, lease, transfer or other
            disposition of any assets of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii), (iii), (v) and (ix) of Section 5.02(f)) which yields to the Borrower or any of its Subsidiaries (a) at any time that any Senior Subordinated Notes remain outstanding and contain a covenant to prepay such notes with the proceeds of asset sales, any gross proceeds, and (b) thereafter, gross proceeds in excess of $250,000. Any sale, lease, transfer or other disposition of assets pursuant to clause (ix) of Section 5.02(f) shall only be treated as an Asset Sales at the time and to the extent such sale or other transaction closes and yields gross proceeds to the Borrower as provided in clause (viii) of Section 5.02(f).

                        "ASSIGNMENT AND ACCEPTANCE" means an assignment and
            acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section
            8.07 and in substantially the form of Exhibit C hereto.

                        "AVAILABLE AMOUNT" of any Letter of Credit means, at any
            time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                        "BASE RATE" means a fluctuating interest rate per annum
            in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly by Chase
                  in New York, New York, from time to time, as such bank's base rate, with the understanding that such base rate is not necessarily the lowest rate charge by such bank to its customers; and

                           (b) 1/2 of 1% per annum above the Federal Funds Rate.

                        "BASE RATE ADVANCE" means an Advance that bears interest
            as provided in Section 2.07(a)(i).

                        "BORROWER" has the meaning specified in the recital of
            parties to this Agreement.

                        "BORROWER'S ACCOUNT" means the account of the Borrower
            maintained by the Borrower with Chase at its office at One Chase Manhattan Plaza, New York, New York 10081, Account No. 9102788529, or such other account as the Borrower shall specify in writing to the Administrative Agent.

                        "BORROWING" means a Term Borrowing, a Revolving Credit
            Borrowing or a Swing Line Borrowing.

                        "BUSINESS DAY" means a day of the year on which banks
            are not required or authorized by law to close in New York City or Illinois and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                        "CAPITAL EXPENDITURES" means, for any Person for any
            period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period (net of any credit granted by the seller of such assets for any assets being traded-in at the same time) for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, capitalized and reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b), without duplication, the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures, but excluding, to the extent included under clause (a) or (b) above, the following, without duplication, (i) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (x) from insurance proceeds, indemnification payments (or similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or
            (y) with awards or compensation arising from the taking by eminent domain, expropriation or condemnation of the assets being replaced,
            (ii) any Permitted Acquisition and (iii) any other Investment permitted under Section 5.02(g).

                        "CAPITALIZED LEASES" means all leases that have been or
            should be capitalized in accordance with GAAP.

                        "CASH EQUIVALENTS" means any of the following, to the
            extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than one year from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States,
            (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System or a commercial banking institution organized in a country recognized by the United States of America, in each case, that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, and has combined capital and surplus of at least $500 million (or the foreign currency equivalent thereof), (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., (d) any money market deposit accounts issued or offered by any Lender Party or a commercial banking institution described under clause (b) above and
            (e) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management not exceeding a dollar equivalent amount of $1,000,000 in the aggregate principal amount outstanding at any time.

                        "CERCLA" means the Comprehensive Environmental Response,
            Compensation and Liability Act of 1980, as amended from time to time.

                        "CERCLIS" means the Comprehensive Environmental
            Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                        "CHANGE OF CONTROL" means the occurrence of any of the
            following: (a) prior to an initial public offering of Equity Interests in SSCI Investors or the Borrower, (i) the Equity Investors shall cease to own on a fully diluted basis in the aggregate at least a majority of the Equity Interests and Voting Interests in SSCI Investors or (ii) SSCI Investors shall cease to own on a fully diluted basis in the aggregate at least a majority of the Equity Interests and Voting Interests in the Borrower; or (b) after such an initial public offering, any Person or two or more Persons acting in concert other than the Equity Investors shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, on a fully diluted basis of Voting Interests of SSCI Investors or the

            Borrower, as the case may be, (or other securities convertible into such Voting Interests) representing 30% or more of the combined voting power of all Voting Interests of SSCI Investors or the Borrower; or (c) after such an initial public offering, during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower (together with any new directors whose election or nomination for election was approved by a vote of 2/3 or more of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of the Borrower.

                        "CHASE" has the meaning specified in the recitals of
            parties to this Agreement.

                        "COLLATERAL" means all "Collateral" referred to in the
            Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                        "COLLATERAL ACCOUNT" has the meaning specified in the
            Security Agreement.

                        "COLLATERAL DOCUMENTS" means the Security Agreement, the
            Mortgages and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

                        "COMMITMENT" means a Term Commitment, a Revolving Credit
            Commitment or a Letter of Credit Commitment.

                        "CONFIDENTIAL INFORMATION" means information that any
            Loan Party furnishes to any Agent or any Lender Party on a confidential basis, including such information furnished pursuant to
            Section 5.01(f), but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties and not in breach of Section 8.10 of this Agreement.

                        "CONSOLIDATED" refers to the consolidation of accounts
            in accordance with GAAP.

                        "CONSOLIDATED NET INCOME" means, for any period, the net
            income (or net loss) of any Person and its Subsidiaries for such period, determined on a Consolidated basis but excluding for each such period (without duplication):

                           (a) the income (or loss) of any other Person accrued
                  prior to the date on which it became a Subsidiary of such Person or was merged into or consolidated with such Person or any of its Subsidiaries or all or substantially all of the property and assets of such other Person were acquired by such Person or any of its Subsidiaries;

                           (b) the income (or loss) of any other Person in which
                  a Person other than such Person or any of its Subsidiaries owns or otherwise holds an Equity Interest, except to the extent such income (or loss) shall have been received in the form of Cash Distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period;

                           (c) the income of any Subsidiary of such Person to
                  the extent that the declaration or payment of any dividends or other distributions of such income by such Subsidiary is not permitted to be made or paid (whether by contract or otherwise) on the last day of such period;

                           (d) any gains or losses on Hedge Agreements; and

                           (e) any gains or losses on foreign currency
                  translation adjustments;

                        "CONSOLIDATED NET TANGIBLE ASSETS" of any Person means,
            as of any date of determination, the total assets, less goodwill and other intangibles and less deferred tax assets, in each case as shown on the Consolidated balance sheet of such Person and its Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a Consolidated basis in accordance with GAAP.

                        "CONTINGENT OBLIGATION" means, with respect to any
            Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor,
            (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
            (iv) otherwise to assure or hold
            harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                        "CONVERSION", "CONVERT" and "CONVERTED" each refer to a
            conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

                        "CURRENT ASSETS" of any Person means all assets of such
            Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

                        "CURRENT LIABILITIES" of any Person means (a) all Debt
            of such Person except Funded Debt, (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

                        "DEBT" of any Person means, without duplication for
            purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (excluding any such Obligations arising after the eighth anniversary of the Effective Date or conditioned on compliance with this Agreement),
            (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, and (i) all indebtedness and other payment Obligations referred to in clauses (a) through (h) above and all Contingent Obligations of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations. Debt shall not include (x) accounts extended by suppliers in the ordinary course of business on normal trade terms not overdue by more than 60 days in connection with the purchase of goods and services and (y) notes payable with stated maturities of no more than one year from the date of issuance in respect of the deferred payment of insurance policy premiums in an amount not in excess of $3 million at any time outstanding.

                        "DEBT FOR BORROWED MONEY" of any Person means all items
            that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

                        "DECLINING LENDER" has the meaning specified in Section
            2.06(b)(v).

                        "DEFAULT" means any Event of Default or any event that
            would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                        "DEFAULTED ADVANCE" means, with respect to any Lender
            Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to
            Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

                        "DEFAULTED AMOUNT" means, with respect to any Lender
            Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative

            Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or the Issuing Bank pursuant to Section 7.05 to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                        "DEFAULTING LENDER" means, at any time, any Lender Party
            that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

                        "DEFAULT TERMINATION NOTICE" has the meaning specified
            in Section 2.01(e).

                        "DESIGNATED MATERIAL CONTRACTS" means those contracts
            more specifically identified on Schedule IV hereto.

                        "DOCUMENTATION AGENT" has the meaning specified in the
            recitals of parties to this Agreement.

                        "DOMESTIC LENDING OFFICE" means, with respect to any
            Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                        "DOMESTIC SUBSIDIARY" means any Subsidiary other than a
            Foreign Subsidiary.

                        "EBITDA" means, for any period, the sum, determined on a
            Consolidated basis without duplication, of (a) Consolidated Net Income (but excluding, to the extent reflected in determining such Consolidated Net Income (i) extraordinary gains and losses for such period, (ii) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, (iii) any deferred financing costs for such period written off in connection with the early extinguishment of Debt hereunder or under the Senior Subordinated Notes, and (iv) any other non-cash or non-recurring items of income or expense (other than any non-cash item of expense requiring an accrual or reserve for future cash expense)), (b) interest expense, (c) income tax expense, (d) depreciation expense,
            (e) amortization expense, (f) expenses for which Borrower receives payments under indemnification agreements, (g) prepayment penalties on early retirement of Debt, (h) consent payments with respect to Debt, (i) management compensation expenses associated with the Transactions to the extent paid for by Seller, (j) non-cash expenses for the granting of stock options, (k) all management and consulting fees (including reimbursement of expenses) paid or payable by Borrower and its Subsidiaries to Sponsor and (l) any non-recurring charges related to the Acquisition, any non-recurring, cash charges related to any Permitted Acquisition in an aggregate amount during the term of this Agreement not to exceed $5,000,000 and any non-recurring non-cash charges related to any Permitted Acquisition by Borrower or any Subsidiary occurring after the Closing Date in each case of the Borrower and its Subsidiaries, determined in accordance with GAAP for such period.

                        "EFFECTIVE DATE" means the first date on which the
            conditions set forth in Article III shall have been satisfied.

                        "ELIGIBLE ASSIGNEE" means (a) with respect to any
            Facility (other than the Letter of Credit Facility), (i) a Lender;
            (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $250,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $250,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $250,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) organized under the laws of the United States, any state thereof or any other country that is a member of the OECD that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250,000,000; and (vii) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to
            Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause
            (iii) or (v) of clause (a) of this definition and is approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to
            Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                        "ENVIRONMENTAL ACTION" means any action, suit, demand,
            demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation,
            (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and
            (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                        "ENVIRONMENTAL LAW" means any Federal, state, local or
            foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree, or judicial or agency interpretation, policy or guidance having the force or effect of law, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                        "ENVIRONMENTAL PERMIT" means any permit, approval,
            identification number, license or other authorization required under any Environmental Law.

                        "EQUIPMENT" means all Equipment referred to in Section
            1(a) of the Security Agreement.

                        "EQUITY INTERESTS" means, with respect to any Person,
            shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                        "EQUITY INVESTOR" means the Sponsor and its current,
            former and future employees, stockholders, directors and officers and the employees and officers of SSCI Investors and the Borrower and its Subsidiaries, and (i) trusts for the benefit of such Persons or the spouses, issue (including adopted issue), parents and grandparents of such Person, (ii) entities controlled by such Persons and (iii) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person.

                        "ERISA" means the Employee Retirement Income Security
            Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                        "ERISA AFFILIATE" means any Person that for purposes of
            Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                        "ERISA EVENT" means (a)(i) the occurrence of a
            reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or
            (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in
            Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                        "EUROCURRENCY LIABILITIES" has the meaning specified in
            Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                        "EURODOLLAR LENDING OFFICE" means, with respect to any
            Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                        "EURODOLLAR RATE" means, for any Interest Period for all
            Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                        "EURODOLLAR RATE ADVANCE" means an Advance that bears
            interest as provided in Section 2.07(a)(ii).

                        "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest
            Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                        "EVENTS OF DEFAULT" has the meaning specified in Section
            6.01.

                        "EXCESS CASH FLOW" means, for any period,

                           (a) Consolidated Net Income of the Borrower and its
                  Subsidiaries for such period, but excluding, to the extent reflected in determining such Consolidated Net Income (x) depreciation expense and amortization expense, (y) all non-cash credits and charges which are extraordinary or non-recurring and (z) gains or losses on the sale or other disposition of assets (other than sales of

                  Inventory and licenses of patents, trademarks, copyrights of know-how, in each case, in the ordinary course of business), to the extent added or deducted in arriving at such Consolidated Net Income; less

                           (b) the sum of:

                                    (i) scheduled payment and permanent
                           prepayments of the principal amount of Term Advances, to the extent actually made, during such period pursuant to Section 2.04(a) or (b) or Section 2.06 plus

                                    (ii) prepayments of Revolving Credit
                           Borrowings to the extent of any concurrent permanent reduction in the Revolving Credit Commitments plus

                                    (iii) the portion of any regularly scheduled
                           payments with respect to Capitalized Leases allocable to principal plus

                                    (iv) Capital Expenditures plus

                                    (v) cash paid in connection with any
                           Permitted Acquisition during such period plus

                                    (vi) the net increase, if greater than zero,
                           of Current Assets over Current Liabilities of the Borrower and its Subsidiaries from the last day of the immediately preceding fiscal year.

                        "EXCLUDED TAXES" has the meaning specified in Section
            2.12(a).

                        "EXISTING CREDIT AGREEMENT" means that certain Amended
            and Restated Credit Agreement dated as of August 15, 1997, among the Borrower and certain of the other Loan Parties, as borrowers, the lenders party thereto and Chase, as administrative agent for such lenders, as amended and in effect on the date hereof.

                        "EXISTING DEBT" means Debt of each Loan Party and its
            Subsidiaries outstanding immediately before giving effect to the consummation of the Transaction.

                        "EXISTING LETTERS OF CREDIT" means the standby letters
            of credit issued by Chase or one or more of its affiliates under the terms of the Existing Credit Agreement and outstanding on the Effective Date, in each case, as more fully described on Schedule III hereto.

                        "EXTRAORDINARY RECEIPT" means any cash received by or
            paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within (x) so long as any of the Senior Subordinated Notes remain outstanding and contain a covenant to prepay such notes with the proceeds of asset sales, 265 days and (y) thereafter, one year, in each case, after the occurrence of such damage or loss or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

                        "FACILITY" means the Term A Facility, the Term B
            Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

                        "FEDERAL FUNDS RATE" means, for any period, a
            fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                        "FEE LETTER" means the fee letter dated as of the date
            hereof between the Borrower and the Administrative Agent, as amended.

                        "FISCAL YEAR" means a fiscal year of the Borrower and
            its Consolidated Subsidiaries ending on December 31 in any calendar year.

                        "FIXED CHARGE COVERAGE RATIO" means, at any date of
            determination, the ratio of (a) Pro Forma Consolidated EBITDA to (b) the sum of (i) Pro Forma Interest Expense plus (ii) principal amounts of all Debt for Borrowed Money payable plus (iii) the aggregate amount of all Capital Expenditures made in cash of or by the Borrower and its Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

                        "FOREIGN SUBSIDIARY" means a Subsidiary organized under
            the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

                        "FUNDED DEBT" of any Person means Debt in respect of the
            Advances, in the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

                        "GAAP" has the meaning specified in Section 1.03.

                        "GUARANTIES" means the Subsidiary Guaranties.

                        "GUARANTORS" means the Subsidiary Guarantors.

                        "HAZARDOUS MATERIALS" means (a) petroleum or petroleum
            products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                        "HEDGE AGREEMENTS" means interest rate swap, cap or
            collar agreements, interest rate future or option contracts, currency swap agreements, currency future or commodity or option contracts and other hedging agreements.

                        "HEDGE BANK" means any Lender Party or an Affiliate of a
            Lender Party in its capacity as a party to a Secured Hedge
            Agreement.

                        "INDEMNIFIED PARTY" has the meaning specified in Section
            8.04(b).

                        "INFORMATION MEMORANDUM" means the information
            memorandum dated December 1999 used by the Joint Lead Arrangers in connection with the initial syndication of the Commitments.

                        "INITIAL EXTENSION OF CREDIT" means the earlier to occur
            of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

                        "INITIAL ISSUING BANK", "INITIAL LENDER PARTIES" and
            "INITIAL LENDERS" each has the meaning specified in the recital of parties to this Agreement.

                        "INSUFFICIENCY" means, with respect to any Plan, the
            amount, if any, of its unfunded benefit liabilities, as defined in
            Section 4001(a)(18) of ERISA.

                        "INTELLECTUAL PROPERTY" has the meaning specified in the
            Security Agreement.

                        "INTELLECTUAL PROPERTY SECURITY AGREEMENT" has the
            meaning specified in the Security Agreement.

                        "INTEREST COVERAGE RATIO" means, at any date of
            determination, the ratio of (a) Pro Forma Consolidated EBITDA to (b) Pro Forma Interest Expense during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

                        "INTEREST EXPENSE" means for any period the Consolidated
            interest expense (net of interest income) of Borrower and its Subsidiaries for such period (including all imputed interest on Capitalized Leases, but excluding (i) amortization of fees and expenses in connection with the Acquisition, (ii) amortization in connection with Hedge Agreements, (iii) interest expense on deferred compensation or customer deposits and (iv) for purposes of calculating the Fixed Charge Coverage Ratio and the Interest Coverage Ratio, amortization of deferred financing costs, discounts and other non-cash interest expense).

                        "INTEREST PERIOD" means, for each Eurodollar Rate
            Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be, in the case of the period until 90 days following the Effective Date, one month, and thereafter, one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrower may not select any Interest Period
                  with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                           (b) Interest Periods commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                        "INTERNAL REVENUE CODE" means the Internal Revenue Code
            of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                        "INVENTORY" means all Inventory referred to in Section
            1(b) of the Security Agreement.

                        "INVESTMENT" in any Person means any loan or advance to
            such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any Contingent Obligation or any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) of the definition of "DEBT" in respect of such Person.

                        "ISSUING BANK" means Chase, in respect of the Existing
            Letters of Credit, the Initial Issuing Bank and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

                        "JOINT BOOK MANAGER" has the meaning specified in the
            recitals of parties to this Agreement.

                        "JOINT LEAD ARRANGER" has the meaning specified in the
            recitals of parties to this Agreement.

                        "L/C CASH COLLATERAL ACCOUNT" has the meaning specified
            in the Security Agreement.

                        "L/C RELATED DOCUMENTS" has the meaning specified in
            Section 2.04(e)(ii).

                        "LENDER PARTY" means any Lender, the Issuing Bank or the
            Swing Line Bank.

                        "LENDERS" means the Initial Lenders and each Person that
            shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

                        "LETTER OF CREDIT ADVANCE" means an advance made by the
            Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

                        "LETTER OF CREDIT AGREEMENT" has the meaning specified
            in Section 2.03(a).

                        "LETTER OF CREDIT COMMITMENT" means, with respect to the
            Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignment and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                        "LETTER OF CREDIT FACILITY" means, at any time, an
            amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                        "LETTERS OF CREDIT" has the meaning specified in Section
            2.01(e).

                        "LIEN" means any lien, security interest or other charge
            or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                        "LOAN DOCUMENTS" means (a) for purposes of this
            Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes,
            (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter and (vi) each Letter of Credit Agreement and (b) for purposes of the Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes,
            (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Agreement and (vii) each Secured Hedge Agreement, in each case as amended.

                        "LOAN PARTIES" means the Borrower and the Guarantors.

                        "MANAGEMENT AGREEMENT" means the Management Agreement
            dated as of December 29, 1999, among the Sponsor and the Borrower, as amended or renewed, to the extent permitted under the Loan Documents.

                        "MARGIN STOCK" has the meaning specified in Regulation
            U.

                        "MATERIAL ADVERSE CHANGE" means any material adverse
            change in the business, assets, operations, properties, financial condition or liabilities (contingent or otherwise) of the Borrower and its Subsidiaries taken as a whole since September 30, 1999; provided, however, that in no event shall the Transactions, individually or in the aggregate, be deemed a Material Adverse Change.

                        "MATERIAL ADVERSE EFFECT" means a material adverse
            effect on (a) the business, assets, operations, properties, financial condition or liabilities (contingent or otherwise) of the Borrower and its Subsidiaries taken as a whole, or (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document; provided, however, that in no event shall the Transactions, individually or in the aggregate, be deemed a Material Adverse Effect.

                        "MATERIAL CONTRACT" means, with respect to any Person,
            each contract (or group of related contracts with the same party) to which such Person is a party involving (i) the lease under which such Person is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $1,000,000, (ii) the lease under which such Person is lessor of or permits any third party to hold or operate any property, real or personal, for which the annual rental exceeds $1,000,000, (iii) any joint venture or partnership agreement, (iv) the acquisition of or disposition of stock, assets or business with a value in excess of $1,000,000, other than in the ordinary course of business, (v) the license, as licensee or licensor, of any patent, trademark, copyright or know-how for which the annual license fees and other payments thereunder exceed $1,000,000, or (vi) the Designated Material Contracts.

                        "MEASUREMENT PERIOD" means, at any date of
            determination, the most recently completed four consecutive Fiscal Quarters on or immediately prior to such date.

                        "MORTGAGE POLICIES" has the meaning specified in Section
            5.01(q).

                        "MORTGAGES" has the meaning specified in Section
            5.01(q).

                        "MULTIEMPLOYER PLAN" means a multiemployer plan, as
            defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                        "MULTIPLE EMPLOYER PLAN" means a single employer plan,
            as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or
            (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                        "NET CASH PROCEEDS" means, with respect to any sale,
            lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication), the following: (a) with respect to any asset sale, (i) the direct and indirect costs relating to such asset sale (including sales commissions and legal, accounting and investment banking fees) which are incurred by the Borrower or any of its Subsidiaries, (ii) amounts applied to the repayment of any Debt secured by a Lien on the asset subject to such asset sale, (iii) amounts required to be paid to any Person (other than Borrower or any Subsidiary) owning a beneficial interest in the assets subject to the asset sale; (iv) liabilities of the entity, or relating to the business or assets, sold, transferred or otherwise disposed of which are retained by Borrower or the applicable Subsidiary, (v) appropriate amounts to be provided by Borrower or any Subsidiary, as the case may be, as a reserve in accordance with GAAP against any liabilities specifically associated with such asset sale and retained by Borrower or any Subsidiary, as the case may be, after such asset sale (but upon reversal of such reserve, any amount so reversed shall thereupon become Net Cash Proceeds); and (vi) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause
            (vi) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "RESERVED AMOUNT") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided, further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder; (b) with respect to any issuance of Equity Interests or Debt, the direct costs relating to such issuance (including sale and underwriter's commissions and legal, accounting and investment banking fees) incurred by the Borrower or any of its Subsidiaries; and (c) with respect to any Extraordinary Receipt, the reasonable costs incurred by the Borrower or any of its Subsidiaries to adjust and/or recover such Extraordinary Receipt.

                        "NONRATABLE ASSIGNMENT" means an assignment by a Lender
            Party pursuant to Section 8.07(a) of a portion of its rights and obligations under this Agreement, other than an assignment of a uniform, and not a varying, percentage of all of the rights and obligations of such Lender Party under and in respect of all of the Facilities (other than the Letter of Credit Facility and the Swing Line Facility).

                        "NOTE" means a Term Note or a Revolving Credit Note.

                        "NOTE PURCHASE DATE" means the date which is (a) the
            earlier of (i) the date on which the Borrower pays the purchase price for all of the Senior Subordinated Notes which are tendered pursuant to the Offer to Purchase and (ii) the date that is 60 days following the Effective Date or (b) such later date prior to the date that is 90 days following the Effective Date, as the Joint Lead Arrangers, the Administrative Agent and the Borrower may agree.

                        "NOTICE OF BORROWING" has the meaning specified in
            Section 2.02(a).

                        "NOTICE OF ISSUANCE" has the meaning specified in
            Section 2.03(a).

                        "NOTICE OF RENEWAL" has the meaning specified in Section
            2.01(e).

                        "NOTICE OF SWING LINE BORROWING" has the meaning
            specified in Section 2.02(b).

                        "NOTICE OF TERMINATION" has the meaning specified in
            Section 2.01(e).

                        "NPL" means the National Priorities List under CERCLA.

                        "OBLIGATION" means, with respect to any Person, any
            payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                        "OECD" means the Organization for Economic Cooperation
            and Development.

                        "OFFER TO PURCHASE" has the meaning specified in the
            Preliminary Statements.

                        "OFF-SITE GOODS" has the meaning specified in the
            Security Agreement.

                        "OPEN YEAR" has the meaning specified in Section
            4.01(r)(ii).

                        "OTHER TAXES" has the meaning specified in Section
            2.12(b).

                        "PBGC" means the Pension Benefit Guaranty Corporation
            (or any successor).

                        "PERMITTED ACQUISITION" means (a) any purchase or other
            acquisition by the Borrower or any of its Domestic Subsidiaries of all the Equity Interests in any other Person in a transaction effected pursuant to, and satisfying the requirements of, Section 5.02(g)(xiii), or (b) the purchase or acquisition by an existing Domestic Subsidiary of the Borrower, or the organization of a new Domestic Subsidiary by the Borrower or any of its existing Domestic Subsidiaries for the purpose of purchasing or acquiring, substantially all the assets of any Person or division or line of business of any Person in a transaction effected pursuant to, and satisfying the requirements of, Section 5.02(g)(xiii).

                        "PERMITTED ENCUMBRANCES" means with respect to any real
            property of the Borrower or any of its Subsidiaries, easements, rights-of-way, servitudes, covenants, restrictive covenants, encumbrances, minor defects or irregularities in title and other similar restrictions which (a) individually or in the aggregate, do not materially interfere with the ordinary conduct of the businesses of Borrower or its Subsidiary at the real estate to which they relate, (b) do not materially impair for its intended purpose the real property to which they relate, (c) in the case of any real property subject to a Mortgage, shall be as set forth on a schedule to such Mortgage and (d) shall encumber only the real property to which they relate and no other material Collateral.

                        "PERMITTED LIENS" means such of the following as to
            which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as landlord's, materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) either are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) Permitted Encumbrances.

                        "PERSON" means an individual, partnership, corporation
            (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                        "PLAN" means a Single Employer Plan or a Multiple
            Employer Plan.

                        "PLEDGE AGREEMENT" has the meaning specified in Section
            3.01(a)(iv).

                        "PLEDGED DEBT" has the meaning specified in the Security
            Agreement.

                        "POST-CLOSING PERFECTION DATE" has the meaning specified
            in Section 5.01(q).

                        "PREFERRED INTERESTS" means, with respect to any Person,
            Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                        "PRO FORMA CONSOLIDATED EBITDA" means (a) with respect
            to the Borrower at any date of determination, an amount equal to the Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently completed Measurement Period for which the Borrower has delivered financial statements pursuant to Section 5.03 and (b) with respect to any other Person at any date of determination, an amount equal to the Consolidated EBITDA of such Person and its Subsidiaries for the most recently completed Measurement Period of such Person prior to such date for which such Person has delivered Consolidated financial statements for itself and its Subsidiaries in form and scope reasonably satisfactory to the Joint Lead Arrangers; provided that, with respect to any Permitted Acquisition or any purchase or other acquisition of any property or assets of any Person by the Borrower or any of its Subsidiaries pursuant to
            Section 5.02(g) or any sale, lease, transfer or other disposition of property or assets by the Borrower or any of its Subsidiaries pursuant to Section 5.02(f) or otherwise, if the Borrower or any of its Subsidiaries shall have purchased or otherwise acquired or shall have sold, leased, transferred or otherwise disposed of any property or assets at any time on or after the first day of any Measurement Period, the Consolidated EBITDA of the Borrower and its Subsidiaries for such Measurement Period shall be increased (in the case of each such purchase or other acquisition) or reduced (in the case of each such sale, lease, transfer or other disposition) by the Consolidated EBITDA thereof that would have been contributed thereto by such property or assets during such Measurement Period, as determined in good faith by the Chief Financial Officer of the Borrower on a pro forma basis as though the Borrower or the Subsidiary of the Borrower that is effecting such transaction had purchased or otherwise acquired or had sold, transferred or otherwise disposed of such property or assets on the first day of such Measurement Period and after giving effect to all of the pro forma cost savings to the Borrower and its Subsidiaries that are to be recognized as a result of such transaction during such Measurement Period (which, in the case of any Permitted Acquisition, shall be those pro forma cost savings to such Person (or the Borrower and its Subsidiaries) realized upon the date of consummation of such transaction or which management intends to implement within six months of the consummation of such transaction, and which are reflected on the itemized schedule of add-back adjustments to the Consolidated pro forma income statement of the acquired

            Person and its Subsidiaries comprising part of the Acquisition Diligence Report on such Person and its Subsidiaries).

                        "PRO FORMA INCREMENTAL INTEREST EXPENSE" means, with
            respect to each Permitted Acquisition, for the first three Measurement Periods ending after the date on which such Permitted Acquisition is consummated, the product of (A)(B)(C) where:

                        (A)= total cash paid plus assumed Debt in such Permitted Acquisition;

                        (B)= the per annum cost of Debt used for such Permitted Acquisition; and

                        (C)= a fraction, the numerator of which is 360 minus the number of days since the date of the consummation of such Permitted Acquisition and the denominator of which is equal to 360.

                        "PRO FORMA INTEREST EXPENSE" means with respect to the
            Borrower and its Subsidiaries for any Measurement Period the sum of
            (a) Interest Expense for such Measurement Period plus (b) Pro Forma Incremental Interest Expense for each Permitted Acquisition which was consummated by the Borrower or one of its Subsidiaries during such Measurement Period.

                        "PRO RATA SHARE" of any amount means, with respect to
            any Lender under any Facility at any time, the product of any applicable amount times a fraction the numerator of which is the amount of such Lender's Commitment under such Facility at such time (or, if the Commitments under such Facility shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Commitment under such Facility as in effect immediately prior to such termination) and the denominator of which is the aggregate Commitments under such Facility at such time (or, if the Commitments under such Facility shall have been terminated pursuant to Section
            2.05 or 6.01, the aggregate Commitments under such Facility as in effect immediately prior to such termination).

                        "RECEIVABLES" means all Receivables referred to in
            Section 1(c) of the Security Agreement.

                        "REDEEMABLE" means, with respect to any Equity Interest,
            any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                        "REDEMPTION" means the Redemption as such term is
            defined and used in Section 1.04 of the Acquisition Agreement.

                        "REGISTER" has the meaning specified in Section 8.07(d).

                        "REGULATION U" means Regulation U of the Board of
            Governors of the Federal Reserve System, as in effect from time to time.

                        "REINVESTMENT DEFERRED AMOUNT" with respect to any
            Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Advances or the Revolving Credit Advances pursuant to Section 2.06(b)(ii)(A) as a result of the delivery of a Reinvestment Notice.

                        "REINVESTMENT EVENT" any Asset Sale in respect of which
            the Borrower has delivered a Reinvestment Notice.

                        "REINVESTMENT NOTICE" a written notice executed by an
            officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale to acquire assets useful in its business.

                        "REINVESTMENT PREPAYMENT AMOUNT" with respect to any
            Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire asset useful in the Borrower's business.

                        "REINVESTMENT PREPAYMENT DATE" with respect to any
            Reinvestment Event, the earlier of (a) the date occurring 265 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                        "RELATED DOCUMENTS" means the Acquisition Agreement, the
            Shareholders Agreements, the Management Agreement, the Subordinated Debt Documents, the documents setting forth the terms of, and effecting, the Offer to Purchase, and any intercompany notes issued pursuant to Section 5.02(b)(i)(B).

                        "REQUIRED LENDERS" means, at any time, Lenders owed or
            holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term Facilities at such time and (d) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate unused Term Commitments of such Lender at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

                        "RESPONSIBLE OFFICER" means the Chairman or any officer
            of any Loan Party or any of its Subsidiaries.

                        "REVOLVING CREDIT ADVANCE" has the meaning specified in
            Section 2.01(c).

                        "REVOLVING CREDIT BORROWING" means a borrowing
            consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

                        "REVOLVING CREDIT COMMITMENT" means, with respect to any
            Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                        "REVOLVING CREDIT FACILITY" means, at any time, the
            aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

                        "REVOLVING CREDIT LENDER" means any Lender that has a
            Revolving Credit Commitment.

                        "REVOLVING CREDIT NOTE" means a promissory note of the
            Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the

            Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

                        "SECURED HEDGE AGREEMENT" means any Hedge Agreement
            required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

                        "SECURED OBLIGATIONS" has the meaning specified in
            Section 2 of the Security Agreement.

                        "SECURED PARTIES" means the Agents, the Lender Parties
            and the Hedge Banks.

                        "SECURITY AGREEMENT" has the meaning specified in
            Section 3.01(a)(ii).

                        "SELLER" has the meaning specified in the Preliminary
            Statements.

                        "SENIOR DEBT/EBITDA RATIO" means, at any date of
            determination, the ratio of (a) the sum of (i) Consolidated total Debt for Borrowed Money of the Borrower and its Subsidiaries less
            (ii) Subordinated Debt, in each case, as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to (b) Pro Forma Consolidated EBITDA of the Borrower and its Subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters.

                        "SENIOR SUBORDINATED NOTE INDENTURE" has the meaning
            specified in the Preliminary Statements.

                        "SENIOR SUBORDINATED NOTES" has the meaning specified in
            the Preliminary Statements.

                        "SENIOR SUBORDINATED NOTE TRUSTEE" has the meaning
            specified in the Preliminary Statements.

                        "SHAREHOLDERS AGREEMENTS" means (a) the Amended and
            Restated Shareholders Agreement dated as of December 14, 1999, as amended through the Effective Date, among SSCI Investors, the Seller, the Borrower and the other shareholders of the Borrower immediately prior to the Acquisition and (b) the Shareholders Agreement dated as of December 29, 1999, among the SSCI Investors, certain members of the management of the Borrower and its Subsidiaries and the Borrower, in each case, as amended, to the extent permitted under the Loan Documents.

                        "SINGLE EMPLOYER PLAN" means a single employer plan, as
            defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                        "SOLVENT" and "SOLVENCY" mean, with respect to any
            Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                        "SPONSOR" has the meaning specified in the Preliminary
            Statements.

                        "SSCI INVESTORS" has the meaning specified in the
            Preliminary Statements.

                        "STANDBY LETTER OF CREDIT" means any Letter of Credit
            issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

                        "SUBORDINATED DEBT" means the Senior Subordinated Notes
            and any other Debt of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

                        "SUBORDINATED DEBT DOCUMENTS" means the Indenture, the
            Senior Subordinated Notes and all other agreements, indentures and instruments pursuant to which Subordinated Debt is issued, in each case as amended, to the extent permitted under the Loan Documents.

                        "SUBSIDIARY" of any Person means any corporation,
            partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of the issued and outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other managers of such corporation or other entity (irrespective of whether at the time interests of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                        "SUBSIDIARY GUARANTORS" means the Subsidiaries of the
            Borrower listed on Schedule II hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

                        "SUBSIDIARY GUARANTY" has the meaning specified in
            Section 3.01(a)(iii).

                        "SURVIVING DEBT" means Debt of each Loan Party and its
            Subsidiaries outstanding immediately before and after giving effect to the Transaction.

                        "SWING LINE ADVANCE" means an advance made by (a) the
            Swing Line Bank pursuant to Section 2.01(d) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

                        "SWING LINE BANK" means Chase.

                        "SWING LINE BORROWING" means a borrowing consisting of a
            Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(d) or the Revolving Credit Lenders pursuant to Section 2.02(b).

                        "SWING LINE FACILITY" has the meaning specified in
            Section 2.01(d).

                        "TAXES" has the meaning specified in Section 2.12(a).

                        "TERM A ADVANCE" has the meaning specified in Section
            2.01(a).

                        "TERM A BORROWING" means a borrowing consisting of
            simultaneous Term A Advances of the same Type made by the Term A Lenders.

                        "TERM A COMMITMENT" means, with respect to any Term A
            Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                        "TERM ADVANCE" means a Term A Advance or a Term B
            Advance.

                        "TERM A FACILITY" means, at any time, the aggregate
            amount of the Term A Lenders' Term A Commitments at such time.

                        "TERM A LENDER" means any Lender that has a Term A
            Commitment.

                        "TERM A NOTE" means a promissory note of the Borrower
            payable to the order of any Term A Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advances made by such Lender, as amended.

                        "TERM B ADVANCE" has the meaning specified in Section
            2.01(b).

                        "TERM B BORROWING" means a borrowing consisting of
            simultaneous Term B Advances of the same Type made by the Term B Lenders.

                        "TERM B COMMITMENT" means, with respect to any Term B
            Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                        "TERM B FACILITY" means, at any time, the aggregate
            amount of the Term B Lenders' Term B Commitments at such time.

                        "TERM B LENDER" means any Lender that has a Term B
            Commitment.

                        "TERM B NOTE" means a promissory note of the Borrower
            payable to the order of any Term B Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advances made by such Lender, as amended.

                        "TERM BORROWING" means any Term A Borrowing or Term B
            Borrowing.

                        "TERM COMMITMENT" means any Term A Commitment or Term B
            Commitment.

                        "TERM FACILITY" means the Term A Facility or Term B
            Facility.

                        "TERMINATION DATE" means the earlier of (a) the date of
            termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitment and the Term

            Commitments pursuant to Section 2.05 or 6.01 and (b) (i) for purposes of the Revolving Credit Facility and the Letter of Credit Facility, the sixth anniversary of the Effective Date, (ii) for purposes of the Term A Facility, the sixth anniversary of the Effective Date and (iii) for purposes of the Term B Facility and for all other purposes, the seventh anniversary of the Effective Date.

                        "TERM LENDER" means any Term A Lender or Term B Lender.

                        "TERM NOTE" means any Term A Note or Term B Note.

                        "TOTAL DEBT/EBITDA RATIO" means, at any date of
            determination, the ratio of (a) Consolidated total Debt for Borrowed Money of the Borrower and its Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to (b) Pro Forma Consolidated EBITDA of the Borrower and its Subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters.

                        "TRADE LETTER OF CREDIT" means any Letter of Credit that
            is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of the Issuing Bank.

                        "TRANSACTION" means the Redemption, the Acquisition, the
            Offer to Purchase and the other transactions contemplated by the Transaction Documents.

                        "TRANSACTION DOCUMENTS" means, collectively, the Loan
            Documents and the Related Documents.

                        "TYPE" refers to the distinction between Advances
            bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                        "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect
            to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to
            Section 2.01(d) and outstanding at such time.

                        "VOTING INTERESTS" means shares of capital stock issued
            by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                        "WELFARE PLAN" means a welfare plan, as defined in
            Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                        "WITHDRAWAL LIABILITY" has the meaning specified in Part
            I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

            SECTION 2.01. Advances and Letters of Credit. (a) Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "TERM A ADVANCE") to the Borrower on any Business Day during the period from the date on which all the Term B Commitments shall have been fully drawn or terminated until the date that occurs eighteen (18) month after the Effective Date, in an amount not to exceed such Lender's Term A Commitment at such time. Each Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

                  (b) Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "TERM B ADVANCE") to the Borrower on any Business Day during the period from the Effective Date until the Note Purchase Date, in an amount not to exceed such Lender's Term B Commitment at such time. Each Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

                  (c) Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c). Revolving Credit Borrowings shall also be subject to the following additional limitations: (i) a Revolving Credit Borrowing of not more than $15 million may be requested to be made available on the Effective Date; (ii) no Revolving Credit Borrowing may be requested to fund any portion of the purchase price to be paid by the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition on any date that any Term A Commitments remain undrawn; and (iii) during the period until the Termination Date, not more than an aggregate of $25 million of Revolving Credit Borrowings may be requested to fund the purchase price of Permitted Acquisitions.

                  (d) Swing Line Advances. The Swing Line Bank agrees to make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $10,000,000 (the "SWING LINE FACILITY") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No

Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, the Borrower may borrow under this Section 2.01(d), repay pursuant to Section 2.04(d) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(d).

                  (e) Letters of Credit. The Borrower, the Issuing Bank and each of the Revolving Credit Lenders hereby agree that each of the Existing Letters of Credit shall, on and after the Effective Date, continue as and be deemed for all purposes of this Agreement to be a Letter of Credit issued and outstanding under the terms of this Agreement. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the "LETTERS OF CREDIT") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 20 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 10 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION") and (B) in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 20 days before the Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Each Standby Letter of Credit shall contain a provision authorizing the Issuing Bank to deliver to the beneficiary of such Letter of Credit, upon the occurrence and during the continuance of an Event of Default, a notice (a "DEFAULT TERMINATION NOTICE") terminating such Letter of Credit and giving such beneficiary 15 days to draw such Letter of Credit. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this
Section 2.01(e), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(e).

            SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing, (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance and (vi) if any portion of such Borrowing is proposed to be used to pay the purchase price of any Permitted Acquisitions, the portion of such Borrowing, and the cash and Cash Equivalent of the Borrower and its Subsidiaries on the date of such Notice of Borrowing, proposed to be used to pay such purchase price of such Permitted Acquisition. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

                  (b) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the

Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

                  (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder and for the period from the date hereof to January 6, 2000 (or such earlier date as shall be specified in its sole discretion by the Administrative Agent in a written notice to the Borrower and the Lenders) or for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or
2.10 and (ii) the Advances may not be outstanding as part of more than 10 separate Borrowings.

                  (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under
Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

            (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (b) Letter of Credit Reports. The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

            (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's

Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

            (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

            SECTION 2.04. Repayment of Advances. (a) Term A Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances in an amount on each of the following dates equal to the percentage indicated for such date of the aggregate principal amount of Term A Advances which are outstanding on the eighteen (18) month anniversary of the Effective Date (which installment amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06):


              Date                    Percentage
              ----                    ----------
March 31, 2001                             0%
June 30, 2001                              0%
September 30, 2001                         5%
December 31, 2001                          5%
March 31, 2002                             5%
June 30, 2002                              5%
September 30, 2002                         5%
December 31, 2002                          5%
March 31, 2003                             5%
June 30, 2003                              5%
September 30, 2003                         5%
December 31, 2003                          5%
March 31, 2004                          6.25%
June 30, 2004                           6.25%
September 30, 2004                      6.25%
December 31, 2004                       6.25%
March 31, 2005                          6.25%
June 30, 2005                           6.25%
September 30, 2005                      6.25%
Termination Date                        6.25%

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

            (b) Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances in an amount on each of the following dates equal to the percentage indicated for such date of the aggregate principal amount of the Term B Advances which are outstanding on the Note Purchase Date (which installment amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

             Date                    Percentage
             ----                    ----------
March 31, 2001                          0.25%
June 30, 2001                           0.25%


             Date                    Percentage
             ----                    ----------
September 30, 2001                      0.25%
December 31, 2001                       0.25%
March 31, 2002                          0.25%
June 30, 2002                           0.25%
September 30, 2002                      0.25%
December 31, 2002                       0.25%
March 31, 2003                          0.25%
June 30, 2003                           0.25%
September 30, 2003                      0.25%
December 31, 2003                       0.25%
March 31, 2004                          0.25%
June 30, 2004                           0.25%
September 30, 2004                      0.25%
December 31, 2004                       0.25%
March 31, 2005                          0.25%
June 30, 2005                           0.25%
September 30, 2005                      0.25%
December 31, 2005                       0.25%
March 31, 2006                         23.75%
June 30, 2006                          23.75%
September 30, 2006                     23.75%
Termination Date                       23.75%


provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

            (c) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

            (d) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

            (e) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

            (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances(it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the

         Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

            SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term A Commitments, the Term B Commitments and the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

            (b) Mandatory. (i) On the date that occurs eighteen months after the Effective Date, after giving effect to any Term A Borrowing on such date, and from time to time thereafter upon each repayment or prepayment of the Term A Advances, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances then outstanding.

            (ii) On the Note Purchase Date, after giving effect to any Term B Borrowing on such date, and from time to time thereafter upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding.

            (iii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

            (iv) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

            SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least three Business Day's notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment of Revolving Credit Advances shall be in an aggregate principal amount of $2,000,000, each partial prepayment of Term Advances shall be in an aggregate principal amount of $5,000,000, or, in each case, an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 8.04(c); and provided, further, that a notice of prepayment may state that it is conditioned upon the effectiveness of the closing of a credit facility, debt financing or disposition of assets, in which case such notice may be revoked by the Borrower by notice to the Administrative Agent prior to the date of the proposed prepayment if such condition is not satisfied. Each such optional prepayment of Term Advances shall be applied in the same manner as is provided for mandatory prepayments of Term Advances in Section 2.06(b)(v).

            (b) Mandatory. (i) Excess Cash Flow. The Borrower shall, on the 100th day following the end of each Fiscal Year (commencing following the Borrower's Fiscal Year ending on December 31, 2000), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to fifty percent (50%) of the amount of Excess Cash Flow for such Fiscal Year; provided, however, the aggregate amount of any prepayment of Advances otherwise required under this subsection (i) shall not exceed the amount which is $1 greater than the smallest aggregate prepayment of Advances that would be required in order to reduce the Total Debt/EBITDA Ratio to 3.0:1 (after giving effect to such prepayment); and provided, further, that if the Total Debt/EBITDA Ratio as of such day is less than 3.0:1, then no such prepayment shall be required.

            (ii) Net Cash Proceeds. The Borrower shall, on the date which is three Business Days following the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from the following sources (or at any time that a Default has occurred and is continuing, on such date of receipt), prepay Advances as follows:

                  (A) Asset Dispositions. On the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from any Asset Sale, unless a Reinvestment Notice shall have been delivered in respect of such Asset Sale on or prior to the date which is three Business Days following the date of receipt of such Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to 100% of such Net Cash Proceeds; provided, however, that, notwithstanding the foregoing (i) the aggregate Net Cash Proceeds of

         Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 in any Fiscal Year of the Borrower, or $10,000,000 in the aggregate during the term of this Agreement and (ii) on each Reinvestment Prepayment Date the Advances shall be prepaid, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.06(b)(v);

                  (B) Debt. On the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from the incurrence or issuance by the Borrower or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to clauses (i ) to (ix) and clause (xi) of
         Section 5.02(b)), the Borrower shall prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to 100% of such Net Cash Proceeds; provided, however, that the amount of any prepayment of Advances otherwise required under this clause (B) shall not exceed the amount which is $1 greater than the smallest aggregate prepayment of Advances that would be required on the date of such prepayment to reduce the Senior Debt/EBITDA to 2.5:1 (after giving effect to such prepayment); and provided, further, that, if the Senior Debt/EBITDA Ratio as of such date is less than 2.5:1, then no amount of such Net Cash Proceeds need be prepaid;

                  (C) Equity Interests. On the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from the sale or issuance by the Borrower or any of its Subsidiaries of any Equity Interests (including, without limitation, receipt of any capital contribution but excluding sales and issuances to employees of the Borrower and its Subsidiaries (x) pursuant to the granting or exercise of stock options or (y) to the extent of the Net Cash Proceeds from such issuance or sale to employees is applied by the Borrower to purchase the Equity Interests so issued as contemplated by Section 5.02(h)(i)(D)), the Borrower shall prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to 50% of such Net Cash Proceeds; provided, however, that if the Total Debt/EBITDA Ratio as of such date is less than 3.0:1, then the Borrower shall repay such Advances in an amount equal to 25% of such Net Cash Proceeds; and

                  (D) Extraordinary Receipts. On the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from any Extraordinary Receipt (x) at any time that any Senior Subordinated Notes are outstanding, in any amount and (y) thereafter, in excess of $250,000, in each case, received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above, the Borrower shall prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to 100% of such Net Cash Proceeds.

         (iii) Revolving Credit Facility. The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

         (iv) Letter of Credit Facility. The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

         (v) Application of Prepayments; Application of Prepayments of Term Advances; Term B Lenders' Option. (A) Each prepayment of Advances pursuant to subsections (i) and (ii) of this Section 2.06(b) (and optional prepayments of Term Advances pursuant to Section 2.06(a)) shall be applied (1) first, subject to clause (C) below, pro rata between the Term Facilities until the Term Advances are prepaid in full, and (2) second, to the Revolving Credit Facility as set forth in clause (vi) below.

         (B) Amounts applied to each Term Facility pursuant to subsection (A) above, shall be applied (1) first, to any scheduled amortization installments of such Term Facility which are due within twelve (12) months after the date of such prepayment in the order of their maturity until such installments are prepaid in full, and (2) second, pro rata to the remaining scheduled amortization installments of such Term Facility until such installments are prepaid in full.

         (C) Notwithstanding anything to the contrary contained in the preceding clause (A), any Term B Lender may elect not to accept its ratable share of any prepayment of Term Loans which would otherwise be applied to the outstanding Term B Advances of such Term B Lender pursuant to subsection (A) above by notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the first Business Day prior to any date on which Term Loans are to be prepaid pursuant to this Section 2.06 (such Term B Lender being a "DECLINING LENDER"); provided, however, that in no event shall (x) the aggregate amount of prepayments requested to be waived by Declining Lenders exceed the aggregate principal amount of outstanding Term A Advances (before giving effect to any prepayment of Term A Advances pursuant to the following sentence) or (y) the amount of prepayments requested to be waived by any Declining Lender exceed such Declining Lender's Pro Rata Share (calculated by reference to the Term B Facility) of an amount equal to the aggregate principal amount of outstanding Term A Advances (before giving effect to any prepayment of Term A Advances pursuant to the following sentence). The amount of any prepayments waived by Declining Lenders shall be applied to prepay outstanding Term A Advances in the manner provided pursuant to subsection (B) above.

         (vi) Revolving Credit Facility. Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii) or (iii) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) or (ii) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding may be retained by the Borrower. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable.

         (vii) Deferred Prepayments. Notwithstanding anything to the contrary contained in subsection (b)(ii) of this Section 2.06 or in Section 5.02(f), so long as no Default shall have occurred and be continuing, if, on any date on which a prepayment of Advances would otherwise be required pursuant to subsection (b)(ii) of this Section 2.06 and the applicable subsections of
Section 5.02(e), the aggregate amount of Net Cash Proceeds or other amounts otherwise required by such subsections to be applied to prepay Advances on such date are less than or equal to $5,000,000, the Borrower may defer such prepayment until the earlier of (x) the date on which the aggregate amount of Net Cash Proceeds or other amounts otherwise required by such subsections to be applied to prepay Advances exceeds $5,000,000 and (y) so long as any Senior Subordinated Notes remain outstanding, the date which is 265 days following the first date on which the Borrower or any of its Subsidiaries has received any such Net Cash Proceeds. During such deferral period the Borrower may apply all or any part of such aggregate amount to prepay Revolving Credit Advances and may, subject to the fulfillment of the conditions set forth in Section 3.02, reborrow such amounts (which amounts, to the extent originally constituting Net Cash Proceeds, shall be deemed to retain their original character as Net Cash Proceeds when so reborrowed for application as required by this Section 2.06). Upon the occurrence of a Default, the Borrower shall immediately prepay Advances in the amount of all Net Cash Proceeds received by the Borrower and other amounts, as applicable, that are required to be applied to prepay Advances by this Section 2.06 (without giving effect to the first and second sentences of this subsection (b)(vii)) and Section 5.02(f) but which have not previously been so applied.

         (viii) Repatriation of Net Cash Proceeds. To the extent any or all of the Net Cash Proceeds subject to Section 2.06(b)(i) or (ii) attributable to non-U.S. Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected shall not be required to be applied at the time provided above, and may be (but shall not be required), at the election of the Borrower, deposited in an escrow account maintained with a Lender and under the sole dominion and control of the Administrative Agent pursuant to the terms of an escrow agreement satisfactory in form and substance to the Administrative Agent, until such time as the applicable local law will permit repatriation to the United States (and the Borrower hereby agrees that it will, and will cause the applicable Subsidiary to, promptly take all action required by the applicable local law to permit such repatriation). If and when repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this Agreement.

         (ix) Accrued Interest, Etc. All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. If any payment of Eurodollar Rate Advances otherwise required to be made under this Section 2.06(b) would be made on a day other than the last day of the applicable Interest Period therefor, the Borrower may direct the Administrative Agent to (and if so directed, the Administrative Agent shall) deposit such payment in the Collateral Account until the last day of the applicable Interest Period at which time the Administrative Agent shall apply the amount of such payment to the prepayment of such Advances; provided, however, that such Advances shall continue to bear interest as set forth in
Section 2.07 until the last day of the applicable Interest Period therefor.

         SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

         (b) Default Interest. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

         (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "INTEREST PERIOD", the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

         SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing March 31, 2000, and on the Termination Date, at the rate per annum equal to the Applicable Percentage then in effect on the average daily unused portion of each Appropriate Lender's Term A Commitment and Term B Commitment and on the sum of the average daily Unused Revolving Credit Commitment of such Lender plus its Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter; provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

         (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing March 31, 2000, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Lender's

Pro Rata Share of the average daily aggregate Available Amount during such quarter of (A) all Standby Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Rate Advances under the Revolving Credit Facility and (B) all Trade Letters of Credit then outstanding at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Rate Advances under the Revolving Credit Facility; provided, however, that if the aggregate such commission for all Revolving Credit Lenders for any Standby Letter of Credit or Trade Letter of Credit is less than $500, then such commission shall instead be calculated for such Letter of Credit as such Revolving Credit Lender's Pro Rata Share of $500.

         (ii) The Borrower shall pay to the Issuing Bank, for its own account,
(A) an issuance fee, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing March 31, 2000, and on the Termination Date, on the average daily amount of its Letter of Credit Commitment during such quarter, from the date hereof until the Termination Date, at the rate of 0.25% per annum; provided, however, that if such commission for any Letter of Credit is less than $100, then such issuance fee for such Letter of Credit shall be $100 and (B) such other commissions, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

         (c) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

         SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

         (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

         (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "INTEREST PERIOD" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

         (iii) Upon the occurrence and during the continuance of any Default,
(x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

         SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from Taxes, Other Taxes or Excluded Taxes, as to which Section 2.12 shall govern), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

         (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 50.1% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

         (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate

Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

         SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

         (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding

Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

         (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

         SECTION 2.12. Taxes. (a) Except as set forth in this Section 2.12, any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, and free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on overall net income, net profits or capital (and franchise or similar taxes imposed as a result of doing business in lieu thereof, whether measured by income, profits, receipts or capital) by the country, state or any political subdivision thereof
(x) under the laws of which such Lender Party or such Agent, as the case may be, is organized or is a citizen or resident, or (y) in which such Lender Party or such Agent, as the case may be, is doing business or has a permanent establishment (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES" and all such excluded taxes being referred to herein as "EXCLUDED TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent, (i) subject to Section 2.12(g), the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

         (c) Subject to Section 2.12(g), the Borrower shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt (or other evidence of payment reasonably satisfactory to the Administrative Agent) evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this
Section 2.12, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

         (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, provide each of the Administrative Agent and the Borrower with (i) two original Internal Revenue Service forms W-8BEN or W-8ECI, as applicable (or any successor or other applicable form prescribed by the Internal Revenue Service), or (ii) in the case of a Lender Party claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit H and two copies of Internal Revenue Service Form W-8BEN (or any successor or other applicable form prescribed by the Internal Revenue Service), certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. Upon request in writing by the Borrower, each such Lender Party shall deliver to the Borrower and Administrative Agent (provided that such Lender Party remains lawfully able to do so), two further duly executed forms and statements, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or as otherwise reasonably requested in writing by the Borrower. Each such Lender Party shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form or certification adopted by the U.S. taxing authorities for such purpose). If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection
(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service forms W-8BEN or W-8ECI (or the related certificate described above), that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

         (f) Each Lender Party which is a United States person shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-9 (or any successor or other applicable form prescribed by the Internal Revenue Service) unless it establishes to the reasonable satisfaction of the Borrower that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax. Upon request in writing by the Borrower, each such Lender Party shall deliver to the Borrower and Administrative Agent (provided that such Lender Party remains lawfully able to do so), two further duly executed forms and statements, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or otherwise as reasonably requested by the Borrower. Each such Lender Party shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form or certification adopted by the U.S. taxing authorities for such purpose).

         (g) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) or
(f) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

         (h) Each Lender Party which is not a United States person, agrees to indemnify and hold harmless the Borrower from and against any and all taxes, related penalties and interest, and reasonable out-of-pocket costs incurred by the Borrower as a result of a failure by the Borrower to comply with its obligations to deduct or withhold any Taxes from any payment made pursuant to this Agreement, which failure resulted solely from the Borrower's reasonable reliance on information provided by such Lender Party on a form referred to in
Section 2.12(e) or (f).

         (i) If any Lender Party determines, in its sole discretion, that it has finally and irrevocably received a refund of any Taxes that have been paid or reimbursed by the Borrower pursuant to Section 2.12(a) or (c) in respect of payments hereunder or under the Notes that it would otherwise not have obtained and that would result in total payments made under this Section 2.12 exceeding that amount needed to make such Lender Party whole, such Lender Party shall, to the extent that it determines in its sole discretion that it can do so without prejudice to the retention of the amount of such refund, pay to the Borrower following actual receipt of such refund and without any interest thereon, the amount of such refund after deducting therefrom all out-of-pocket expenses incurred by or on behalf of such Lender Party in securing such refund; provided that the Borrower agrees, upon request of such Lender Party, to return the amount of such refund to such Lender Party, together with the amount of all additional out-of-pocket expenses, penalties, interest or other charges in respect thereof, if such Lender Party is required to repay or otherwise loses the benefit of such refund. Nothing in this Section 2.12 shall be construed to interfere with the right of a Lender Party to arrange its tax affairs in whatever manner it thinks fit or require any Lender Party to claim any refund, or to require any Lender

Party to make available to the Borrower or Administrative Agent any of its tax returns or any other information relating to Taxes that it deems to be confidential.

         SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided, further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this
Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

         SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely to fund fees and expenses in connection with the Acquisition, to refinance certain Existing Debt, to finance the Borrower's purchase of the Senior Subordinated Notes which are tendered pursuant to the Offer to Purchase, to finance the purchase by the Borrower and its Subsidiaries of Permitted Acquisitions and to provide working capital for the Borrower and its Subsidiaries.

         SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

         (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

                  (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

                  (ii) second, to the Issuing Bank and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank and the Swing Line Bank; and

                  (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

          (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with an institution designated by the Administrative Agent, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be such designated institution's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

                  (ii) second, to the Issuing Bank and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Bank and the Swing Line Bank;

                  (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                  (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

         (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

                  SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                  (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Joint Lead Arrangers (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (i) The Notes payable to the order of the Lenders.

                           (ii) A security agreement in substantially the form
                  of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "SECURITY AGREEMENT"), duly executed by each Loan Party, together with:

                                    (A) certificates representing the Pledged
                           Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank, if any,

                                    (B) proper financing statements, duly
                           executed and in form for filing under the Uniform Commercial Code of all jurisdictions that the Joint Lead Arrangers may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                                    (C) completed requests for information,
                           dated on or before the date hereof, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such financing statements,

                                    (D) proper other documents, duly executed
                           and in form for recording and filing that the Joint Lead Arrangers and the Administrative

                           Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement, including any Intellectual Property Security Agreements required thereunder (but excluding any such filings, recordings or other actions which are specifically described in Section 5.01(q)), and

                                    (E) evidence that all other action that the
                           Joint Lead Arrangers may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken, including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements from the holders of Existing Debt (other than Surviving Debt), and landlords' and bailees' waiver and consent agreements.

                           (iii) A guaranty in substantially the form of Exhibit
                  E hereto (together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, the "SUBSIDIARY GUARANTY"), duly executed by each Subsidiary Guarantor.

                           (iv) Certified copies of the resolutions of the Board
                  of Directors of each Loan Party approving the Transaction (other than the Offer to Purchase) and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.

                           (v) A copy of a certificate of the Secretary of State
                  of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

                           (vi) A copy of a certificate of the Secretary of
                  State of each state where each Loan Party owns or leases any material real property, dated reasonably near the date of the Initial Extension of Credit, stating that such Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

                           (vii) A certificate of each Loan Party, signed on
                  behalf of such Loan Party by a Responsible Officer, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(vi), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(v) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the names and true signatures of the officers of such Loan Party authorized to sign any Transaction Document to which it is or is to be a party, (E) the truth in all material respects of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (F) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                           (viii) Certified copies of each of the Related
                  Documents which the Borrower or any of its Subsidiaries has entered into on or prior to the date of the Initial Extension of Credit, duly executed by the parties thereto, together with all agreements, instruments and other documents delivered in connection therewith as the Joint Lead Arrangers and the Administrative Agent shall request.

                           (ix) Certificate, in substantially the form of
                  Exhibit F hereto, attesting to the Solvency of the Borrower (and of each other Loan Party) before and after giving effect to the Transaction, from the Chief Financial Officer of the Borrower.

                           (x) Such financial, business and other information
                  regarding each Loan Party and its Subsidiaries as the Lender Parties shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated December 31, 1998, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Initial Extension of Credit), pro forma financial statements as to the Borrower and forecasts prepared by management of the Company, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on an annual basis for each year thereafter until the Termination Date.

                           (xi) Evidence of insurance naming the Administrative
                  Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Joint Lead Arrangers.

                           (xii) Certified copies of the employment agreements
                  with Robert B. Covalt and John R. Mellett and any other written compensation arrangements between such executive officer and any Loan Party or any of its Subsidiaries.

                           (xiii) Certified copies of all Material Contracts of
                  the type described under clause (iv) of the definition of such term of each Loan Party and its Subsidiaries.

                           (xiv) A Notice of Borrowing or Notice of Issuance, as
                  applicable, relating to the Initial Extension of Credit.

                           (xv) A favorable opinion of Fried, Frank, Harris,
                  Shriver & Jacobson, counsel for the Loan Parties, in substantially the form of Exhibit G hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xvi) A favorable opinion of each local counsel to
                  the Lender Parties in the States of Illinois and New Hampshire, which counsel shall be reasonable satisfactory to the Joint Lead Arrangers, as to such matters as the Lender Parties through the Administrative Agent may reasonably request.

                  (b) The Joint Lead Arrangers shall have received satisfactory evidence that the Acquisition has been consummated in all material respects in accordance with the Acquisition Agreement and that each of the Equity Investors has complied in all material respects with all of its covenants and obligations under the Acquisition Agreement required to be performed by it on or prior to the date of the Acquisition.

                  (c) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries the Equity Interests in which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

                  (d) All Existing Debt, other than Surviving Debt, shall have been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished.

                  (e) Before giving effect to the Transaction, there shall not have occurred or become known any condition or event that would reasonably be expected to result in a Material Adverse Change.

                  (f) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on
         Schedule 4.01(f) hereto.

                  (g) All governmental and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties), and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (h) The Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Syndication Agent).

                  (i) There shall not have occurred any material disruption or material adverse change in or affecting the United States financial, banking, or capital market conditions generally from those in effect on November 24, 1999, that, individually or in the aggregate, have adversely affected the consummation of the Transactions; and no banking moratorium shall have been declared by United States federal or New York state banking authorities which shall be continuing.

         SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of

Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to
Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and

                  (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom;

         (b) the obligations of each Revolving Credit Lender to make Revolving Credit Advances, shall be subject to the further condition precedent that:

                  (i) on the Effective Date, the aggregate amount of such Revolving Credit Borrowing shall not exceed $15,000,000; and

                  (ii) on any date on which any Revolving Credit Borrowing has been requested to fund any portion of the purchase price to be paid by the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition, (A) no amount of the Term A Commitments shall remain undrawn (after giving effect to any Term A Advances made on such date); and (B) after giving effect to such Revolving Credit Borrowing, the aggregate amount of all Revolving Credit Borrowing utilized for such purchase since the Effective Date shall not exceed $25,000,000;

         and (c) the Administrative Agent shall have received such other approvals, opinions or documents as are otherwise required to be delivered under this Agreement and any Appropriate Lender Party through the Administrative Agent may reasonably request.

         SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Joint Lead Arranger responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Borrower have been validly issued, and, as of the Effective Date, are fully paid and non-assessable are owned by the Equity Investors and the other Persons identified on Schedule 4.01(a) in the amounts specified on Schedule 4.01(a) hereto free and clear of all Liens.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all direct and indirect Subsidiaries of each Loan Party as of the date hereof, showing (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party (or Subsidiary of such Loan Party, as applicable) and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

                  (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws,
         (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
         (iii) except as set forth on Schedule 4.01(c), conflict with or result in the breach of, or constitute a default or, other than the Offer to Purchase, require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (A) the filing of the financing statements and the Intellectual Property Security Agreement delivered to the Administrative Agent pursuant to Section 3.01(a)(ii) in the applicable filing offices, (B) the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and
         (C) those authorizations or approvals or other actions by, or notices to or filings with, any governmental authority or regulatory body or any third party which are specifically described in Section 5.01(q) which have not been provided, taken or made on or prior to the Post-Closing Perfection Date. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the

         Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Acquisition has been consummated in accordance with the Acquisition Agreement and applicable law.

                  (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be (assuming this Agreement has been duly authorized, executed and delivered by the Lenders), the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (f) Except as set forth on Schedule 4.01, there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to any Loan Party's knowledge, threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there has been no change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on
         Schedule 4.01(f) hereto except for such changes as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                  (g) The audited Consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1998, and the related audited Consolidated statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, and the unaudited Consolidated balance sheets of the Borrower and its Subsidiaries as at September 30, 1999, and the related unaudited Consolidated statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the nine months then ended, duly certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at September 30, 1999, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1998, there has been no Material Adverse Change.

                  (h) The Consolidated pro forma balance sheets of the Borrower and its Subsidiaries as at September 30, 1999, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date giving effect to the Acquisition and the Initial Extension of Credit hereunder. The financial statements on which such pro forma financial statements were based and the adjustments made thereto are in accordance with GAAP.

                  (i) The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xi) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

                  (j) Neither the Information Memorandum nor any other information, exhibit or report prepared by or on behalf of any Loan Party and furnished to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained, as of the date such Information Memorandum, exhibit or report was prepared or furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

                  (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (m) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

                  (n) Except for the filings and the other necessary actions(i) specified in Section 5.01(q) to occur on or prior to the Post-Closing Perfection Date, (ii) required in connection with perfecting the Lien of the Security Agreement in (A) any Intellectual Property which is registered in any jurisdiction outside the United States of America,
         (B) Off-site Goods or (C) any motor vehicles, (iii) to file the financing statements and the Intellectual Property Security Agreement delivered to the Administrative Agent pursuant to Section 3.01(a)(ii) in the applicable filing officers, or (iv) related to perfecting the Lien of the Collateral Documents in Collateral described in Section 5.01(j)(iv)(B), from and after the Closing Date all filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents will have been duly made or taken and be in full force and effect, and from and after such date the Collateral Documents will create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral subject only to the prior Liens and security interests permitted hereunder and under the other Loan Documents, securing the payment of the Secured Obligations. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                  (o) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

                  (p) (i) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans of the Borrower as of the date hereof.

                  (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a Material Adverse Effect.

                  (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that could have a Material Adverse Effect.

                  (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA in either case, that has resulted, or is reasonably likely to result in a Material Adverse Effect.

                  (vi) With respect to each scheme or arrangement mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a "FOREIGN PLAN"), except for instances where the failure do so would not be reasonably likely to result in a Material Adverse Effect, either individually or in the aggregate:

                           (A) Any employer and employee contributions required
                  by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

                           (B) The fair market value of the assets of each
                  funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

                           (C) Each Foreign Plan required to be registered has
                  been registered and has been maintained in good standing with applicable regulatory authorities.

                  (q) Except as set forth in Schedule 4.01(q) or as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect:

                  (i) the operations and properties of each Loan Party and each of its Subsidiaries comply in all respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved, and, to the knowledge of Borrower, no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (ii) None of the properties currently or, to the knowledge of the Borrower, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the knowledge of Borrower, proposed for listing, on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the knowledge of Borrower, is adjacent to any such property; there is no asbestos or asbestos-containing material requiring abatement or any other action under applicable Environmental Law on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of the Borrower, formerly owned or operated by any Loan Party or any of its Subsidiaries.

                  (iii) Neither any Loan Party nor any of its Subsidiaries is undertaking either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and, to the knowledge of Borrower, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

                  (r) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement, except for tax sharing agreements among only the Borrower and its Subsidiaries, or only among Subsidiaries of the Borrower.

            (ii) The Borrower and each of its Subsidiaries has filed, has caused to be filed or has been included in all Federal and all material state, local and foreign tax returns required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

            (iii) Set forth on Schedule 4.01(r) hereto is a complete and accurate list, as of the date hereof, of each taxable year of the Borrower and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection of Federal income taxes has not occurred by reason of extension or otherwise (an "OPEN YEAR").

            (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of the Borrower and its Subsidiaries proposed by the Internal Revenue Service with respect to Open Years does not exceed $5,000,000. No claims have been asserted by the Internal Revenue Service in respect of Open Years that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

            (v) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of the Borrower and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $5,000,000. No claims have been asserted by such taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

            (vi) The Acquisition will not be taxable to the Borrower or any of its Subsidiaries.

            (s) Neither the business nor the properties of any Loan Party or any of its Subsidiaries have been and continue to be affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

            (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt) as of the date hereof , showing the obligor and the principal amount outstanding thereunder.

            (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Surviving Debt as of the date hereof, showing the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor. The Obligations of each Loan Party under the Loan Documents constitute Senior

      Indebtedness as such term is used and defined in the Indenture and in each note set forth on Schedule 4.01(u).

            (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries as of the date hereof, showing the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

            (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries as of the date hereof, showing the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

            (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee as of the date hereof, showing the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

            (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

            (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all registered patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

            (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries as of the date hereof, showing the parties, subject matter and term thereof. As of the date hereof, each such Material Contract has been duly authorized, executed and delivered by all parties thereto is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

            (bb) The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "YEAR 2000 PROBLEM"), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan in accordance with such timetable. Based on the foregoing, the Borrower believes that all computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 ("YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

            SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, unless any such non-compliance would not reasonably be expected to have a Material Adverse Effect.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

            (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries to comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing (collectively referred to as "INVESTIGATION"), and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials (collectively referred to as "REMEDIAL ACTION") from any of its properties, to the extent required by Environmental Laws unless the failure to conduct such Investigation or undertake such Remedial Action would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect ; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

            (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except to the extent any failure to preserve and maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d); and provided, further, that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

            (f) Visitation Rights. At any reasonable time and from time to time upon reasonable notice, permit the Administrative Agent or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its

      Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate. The following transactions shall in any event be deemed to comply with this Section 5.01(i): (i) the Borrower's execution and delivery of the Management Agreement and the payment of management fees to the Sponsor in an aggregate amount of up to $1.6 million per year pursuant to the Management Agreement, (ii) reimbursements of Sponsor for reasonable out-of-pocket expenses incurred by it in connection with performing management services for the Borrower and payments to Sponsor in respect of indemnification obligations under the Management Agreement; (iii) any transaction between the Borrower or any Subsidiary and an officer or member of the board of directors of, the Borrower or any Subsidiary in the ordinary course involving compensation, indemnity or employee benefit arrangements; (iv) the Transactions and (v) the Borrower's execution, delivery and performance of the Shareholder Agreements and a registration rights agreement with SSCI Investors containing customary terms and provisions for such agreements.

            (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Administrative Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Domestic Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

                  (i) in connection with the formation or acquisition of a
            Domestic Subsidiary, within 20 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

                  (ii) within 20 days after such request, formation or
            acquisition, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent,

                  (iii) within 45 days after such request, formation or
            acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Administrative Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, similar to the Mortgage and Security Agreement attached hereto and otherwise in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

                  (iv) within 30 days after such request, formation or
            acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms; provided, however, that the Borrower and its Subsidiaries shall not be required to comply with the requirements of this Section 5.01(j)(iv) with respect to (A) any actions relating to Intellectual Property that would otherwise be required to be taken outside of the United States, (B) Collateral for which the Administrative Agent, in its reasonable discretion determines that the cost of perfecting the lien of the Security Agreement therein is excessive in relation to the security afforded thereby or (C) any actions in respect of any Equity Interests in any Foreign Corporation (as defined in the Security

            Agreement) other than as provided in Sections 1(d)(iv) and 18(8) of the Security Agreement,

                  (v) within 60 days after the request of the Administrative
            Agent, deliver to the Administrative Agent, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i),
            (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such personal property, and as to such other matters as the Administrative Agent may reasonably request,

                  (vi) as promptly as reasonably practicable and in any case not later than 60 days after the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and Phase I environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent, and take whatsoever action, including the recording of mortgages, may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent valid and subsisting Liens on such real estate, enforceable against all third parties in accordance with their terms,

                  (vii) upon the occurrence and during the continuance of a
            Default, at the request of the Administrative Agent, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Administrative Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

                  (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements.

            (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

            (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

            (l) Performance of Indenture. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of the Indenture to be performed or observed by it in connection with the Offer to Purchase and take all reasonable action to such end as may be from time to time requested by the Administrative Agent.

            (m) Preparation of Environmental Reports. At the reasonable request of the Required Lenders from time to time upon a violation by any Loan Party or any of its Subsidiaries of Environmental Law, or the occurrence or discovery (including, without limitation, from a report delivered pursuant to Section 5.01(j)(vi)) of any other fact, circumstance, event, act or condition that could result in the liability of any Loan Party or any of its Subsidiaries under Environmental Law, that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, provide to the Lender Parties within 90 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Required Lenders, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if any such report is not be provided within the time referred to above, the Required Lenders may retain an environmental consulting firm reasonably acceptable to Borrower to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment during reasonable business hours (after giving reasonable prior notice to Borrower).

            (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of each leases of real property to which the Borrower or any of its Subsidiaries is a party which provides for annual base lease rent thereunder of $250,000 or more, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

            (o) Interest Rate Hedging. After the completion of the Offer to Purchase and prior to the 6 month anniversary of the Initial Borrowing, enter into interest rate hedge agreements such that, after giving effect to such Hedge Agreements, at least 45% of the Borrower's Funded Debt (including the Senior Subordinated Notes) either by its terms accrues interest at a fixed rate until maturity or is subject to an interest rate Hedge Agreement. While the Borrower will have no obligation to exceed such 45% level,

      Borrower agrees to a target level of 50% of its Funded Debt being subject to interest rate Hedge Agreements.

            (p) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. The Borrower will use all reasonable efforts, and will cause the applicable Loan Party to use all reasonable efforts to obtain, on or prior to the Post-Closing Perfection Date, the written consent of any necessary party to each Designated Material Contract which by its terms prohibits the applicable Loan Party party thereto from assigning a security interest in its rights thereunder pursuant to the Security Agreement, which consent shall permit the applicable Loan Party to grant such a security interest in such Designated Material Contract.

            (q) Post-Closing Date Deliveries. On or before the date (the "POST-CLOSING PERFECTION DATE")which is the earliest of (x) 60 days following the Effective Date, or (y) any other date on which a Borrowing is requested, if after giving effect to such Borrowing, the Senior Debt/EBITDA Ratio would be greater than 2.25:1, the Administrative Agent shall have received the following, each dated on or before such date (unless otherwise specified), in form and substance satisfactory to the Joint Lead Arrangers (unless otherwise specified) and in sufficient copies for each Lender Party:

                  (i) Deeds of trust, trust deeds and mortgages in form and
            substance reasonably satisfactory to the Administrative Agent and the Joint Lead Arrangers, and covering the properties listed on Schedules 4.01(w) hereto (together with any Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "MORTGAGES"), duly executed by the appropriate Loan Party, together with:

                        (A) evidence that counterparts of the Mortgages have
                  been or will be duly recorded on or before the day of the Post-Closing Perfection Date in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative

                  Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                        (B) fully paid American Land Title Association Lender's
                  Extended Coverage title insurance policies (the "MORTGAGE POLICIES") in form and substance, with endorsements and in amount acceptable to the Administrative Agent and the Joint Lead Arrangers, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent and the Joint Lead Arrangers, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances (which shall include for all purposes of this Section 5.01(q), in the case of the property of Pierce & Stevens, Corp. located in Seabrook, New Hampshire, the existing mortgage on that property in favor of Morton International, Inc.), and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent and the Joint Lead Arrangers may reasonably deem necessary or desirable,

                        (C) American Land Title Association form surveys, dated
                  no more than 30 days before the day of the Initial Extension of Credit, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent and the Joint Lead Arrangers by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent and the Joint Lead Arrangers, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent and the Joint Lead Arrangers,

                        (D) any Assignments of Leases and Rents referred to in
                  the applicable Mortgages, duly executed by the appropriate Loan Party,

                        (E) such consents and agreements of lessors and other
                  third parties, and such estoppel letters and other confirmations, as the

                  Administrative Agent and the Joint Lead Arrangers may reasonably deem necessary or desirable,

                        (F) evidence of the insurance required by the terms of
                  the Mortgages, and

                        (G) evidence that all other action that the
                  Administrative Agent and the Joint Lead Arrangers may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken, subject only to Permitted Encumbrances.

                  (ii) the Pledged Account Letters referred to in the Security
            Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement.

                  (iii) the Control Agreements referred to in the Security
            Agreement, duly executed by the applicable securities intermediary or commodities intermediary with respect to each securities account or commodities account of each Loan Party, if any.

                  (iv) favorable opinions addressed to the Agents and the Lender
            Parties from counsel to the Loan Parties and local counsel as to matters contained in the foregoing clauses (i), (ii) and (iii) as the Joint Lead Arrangers may reasonably request.

                  (v) certified copies of each Designated Material Contract, together with the written consents of the other parties thereto which the Borrower is required to seek as provided pursuant to
            Section 5.01(p).

                  (vi) evidence satisfactory to the Administrative Agent and the
            Joint Lead Arrangers that all necessary and customary recordations and filings have been made in the appropriate recordation or filing location in the jurisdiction in which any Foreign Subsidiary is organized in order to perfect the Lien of the Security Agreement in the Equity Interests of such Foreign Subsidiary which are pledged by the applicable Loan Party thereunder.

            (r) Certain Effective Date Deliveries. (i) Each Lender Party hereby waives the following conditions to the Initial Extension of Credit in Section 3.01:

                  (A) pursuant to Section 3.01(a)(ii)(A), the requirement that the Administrative Agent shall have received certificates representing the Initial

            Pledged Shares in Foreign Subsidiaries organized under the laws of Mexico, together with undated stock powers, duly executed in blank; and

                  (B) pursuant to Section 3.01(a)(vi), the requirement that the
            Administrative Agent shall have received (x) a good standing certificate from the Illinois Secretary of State stating that Pierce & Stevens Corp. is duly qualified and in good standing as a foreign corporation in Illinois and (y) a good standing certificate from the Massachusetts Secretary of the Commonwealth stating that Pierce & Stevens Corp. is duly qualified and in good standing as a foreign corporation in Massachusetts.

            (ii) On or prior to the date which is 90 days following the Effective Date, the Borrower shall deliver to the Administrative Agent each of the share certificates representing the Pledged Shares and related stock power described in clause (i)(A) above; provided however that, at the reasonable request of the Borrower, the Administrative Agent may extend the period for the delivery of such certificates for an additional 90 days.

            (iii) On or prior to the date which is 90 days following the Effective Date, the Borrower shall deliver to the Administrative Agent the Massachusetts good standing certificate described in clause (i)(B)(y) above; provided however that, at the reasonable request of the Borrower, the Administrative Agent may extend the period for the delivery of such certificate for an additional 90 days.

            (iv) On or prior to the first anniversary of the Effective Date the Borrower shall deliver to the Administrative Agent the Illinois good standing certificate described in clause (i)(B)(x) above.

            SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

            (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                  (i)   Liens created under the Loan Documents;

                  (ii)  Permitted Liens;

                  (iii) Liens existing on the date hereof and described on
            Schedule 4.01(v) hereto;

                  (iv) purchase money Liens upon or in real property or
            equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided, further, that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(ii) at any time outstanding;

                  (v) Liens arising in connection with Capitalized Leases
            permitted under Section 5.02(b)(iii); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                  (vi) Liens on property of a Person existing at the time such
            Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower after the Effective Date securing Debt permitted by Section 5.02(b)(v); provided that such Liens were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;

                  (vii) other Liens securing Debt and Contingent Obligations outstanding in an aggregate principal amount not to exceed $10,000,000, provided that no such Lien shall extend to or cover any Collateral;

                  (viii) Liens arising solely by virtue of any statutory or
            common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit amounts or other funds maintained with a credit or depository institution; provided that
            (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower or any Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (B) such deposit account is not intended by Borrower or any Subsidiary to provide collateral to the depository institution;

                  (ix) Liens evidenced by UCC financing statements regarding operating leases permitted by this Agreement or in respect of consigned goods;

                  (x) Liens consisting of judgment or judicial attachment liens
            (including prejudgment attachment); provided that the enforcement of such Liens is effectively stayed or payment of which is covered in full (subject to customary deductibles) by insurance or which do not otherwise result in an Event of Default;

                  (xi) Liens securing debt of Foreign and non-wholly owned
            Subsidiaries to the extent such Debt is permitted pursuant to
            Section 5.02(b);

                  (xii) Liens on documents of title and the property covered thereby securing Debt in respect of letters of credit which are commercial letters of credit;

                  (xiii) Liens solely in favor of the Borrower or a Subsidiary of the Borrower; provided that such Liens shall have been assigned as collateral under the Security Agreement;

                  (xiv) any encumbrances or restriction (including any put and call arrangements) with respect to the Equity Interests of any joint venture agreement to which the Borrower or any of its Subsidiaries is a party; and

                  (xv) the replacement, extension or renewal of any Lien
            permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

            (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                  (i)   Debt under the Loan Documents,

                  (ii) (x) Capitalized Leases and Debt secured by Liens
            permitted by Section 5.02(a)(iv) and 5.02(a)(vi) not to exceed in the aggregate $15,000,000 at any time outstanding,

                  (iii) the Surviving Debt,

                  (iv) unsecured Debt of the Borrower and its Subsidiaries
            incurred in the ordinary course of business for the deferred purchase price of property or services and aggregating, on a Consolidated basis, not more than $20,000,000 at any one time outstanding,

                  (v) Debt of any Person that becomes a Subsidiary of the
            Borrower after the date hereof in accordance with the terms of
            Section 5.02(f) which Debt is existing at the time such Person becomes a Subsidiary of the Borrower (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of the Borrower),

                  (vi) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice with the aggregate Agreement Value thereof not to exceed $5,000,000 at any time outstanding,

                  (vii) Debt owed to the Borrower by a Subsidiary of the
            Borrower and Debt owed by the Borrower to a wholly owned Subsidiary of the Borrower, which Debt (x) shall constitute Pledged Debt, and
            (y) shall be evidenced by promissory notes in substantially the form attached as Exhibit I or such other form satisfactory to the Administrative Agent;

                  (viii) Debt arising from honoring a check, draft or similar instrument against insufficient funds; provided that such Debt is extinguished within five Business days of its incurrence;

                  (ix) unsecured Debt incurred by Borrower to former employees in connection with the purchase or redemption of stock of Borrower not to exceed in the aggregate $2,000,000;

                  (x) one additional issue of Subordinated Debt in addition to any refinancing of the Senior Subordinated Notes pursuant to clause
            (xi) of this Section 5.02(b); provided that (A) such single issue of additional Subordinated

            Debt (1) has a stated maturity occurring at least 90 days after the final maturity of the Term B Facility and (2) is issued pursuant to an indenture or other documentation containing terms and conditions no less favorable to the Lender Parties than the terms set forth in the Senior Subordinated Note Indenture; and (B) after giving effect to the issuance of such Debt (1) no Default shall have occurred and be continuing and (2) Borrower shall be in pro forma compliance with the covenants contained in Section 5.04; and

                  (xi) any renewals, extensions, substitutions, refinancings or replacements (each a "refinancing") of any Debt permitted by this
            Section 5.02(b), including any successive refinancings, so long as any such refinancing Debt shall (A) not be on financial or other terms, in the reasonable judgment of Borrower, that are more onerous that the Debt being refinanced, (B) not have a stated maturity or average life that is shorter than the Debt being refinanced, (C) be at least as subordinate to the Obligations under the Loan Documents as the Debt being refinanced (and unsecured if the refinanced Debt is unsecured) and (D) be in a principal amount that does not exceed the principal amount so refinanced, plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the terms of the Debt being refinanced and (2) the amount of premium or other payment actually paid at such time to refinance the Debt, plus, in either case, the amount of reasonable expenses of Borrower or any Subsidiary incurred in connection with such refinancing.

            (c) Contingent Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist any Contingent Obligations, except Contingent Obligations not to exceed $15,000,000 at any time outstanding.

            (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

            (e) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                  (i) any Subsidiary of the Borrower may merge into or
            consolidate with any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Domestic Subsidiary of the Borrower, provided, further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

                  (ii) in connection with any Permitted Acquisition under
            Section 5.02(g)(vii), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the Borrower; and

                  (iii) in connection with any sale or other disposition
            permitted under Section 5.02(f) (other than clause (ii) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

      provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

            (f) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

                  (i) sales of Inventory in the ordinary course of its business;

                  (ii) in a transaction authorized by Section 5.02(e) (other than subsection (iii) thereof);

                  (iii) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of similar replacement equipment;

                  (iv) the limited recourse sale of Receivables in connection with the securitization thereof, which sale is non-recourse to the extent customary in securitizations and consistent with past practice;

                  (v) in the ordinary course of business, the license of
            patents, trademarks, copyrights and know-how to third Persons, so long as each such license is subject to the Lien of the Security Agreement and does not otherwise prohibit the granting of a Lien therein by Borrower or any Subsidiary pursuant to the Security Agreement;

                  (vi) the sale of worn out or obsolete equipment not utilized in the business of Borrower or any Subsidiary;

                  (vii) the abandonment or other disposition for no
            consideration of patents, trademarks or other intellectual property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Borrower and its Subsidiaries taken as a whole;

                  (viii) the sale of any asset by the Borrower or any Subsidiary
            (other than a bulk sale of Inventory and a sale of Receivables other than delinquent accounts for collection purposes only) so long as
            (A) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale; (B) the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash; (C) the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries during the same Fiscal Year pursuant to this clause (viii) shall not exceed $25,000,000 ; provided, however, that the Borrower and it Subsidiaries may sell Equity Interests in, or the properties and assets of, any Person, for an aggregate amount in any Fiscal Year of the Borrower which is greater than $25,000,000 on the condition that the Borrower shall have delivered to the Administrative Agent not later than five days prior to such sale a report prepared in good faith and certified by the Chief Financial Officer of the Borrower and approved by the Joint Lead Arrangers, which report shall include an analysis demonstrating in reasonable detail that the pro forma EBITDA of such Person (or such properties and assets) for the most recently completed four consecutive fiscal quarters, together with the pro forma EBITDA of each other Person, the Equity Interests in, or the properties or assets of which, were previously sold by the Borrower and its Subsidiaries pursuant to this subsection (viii) during such Fiscal Year, for the most recently completed four fiscal quarters as of the date such Person (or such properties or assets) were sold, and does not, in the aggregate, exceed 7.5% of the EBITDA of the Borrower and its Subsidiaries for the most recently completed four fiscal quarters of the Borrower; and (D) the aggregate purchase price paid to the Borrower and its Subsidiaries for all assets sold pursuant to this clause (viii) during the term of this Agreement shall not exceed $50,000,000; and

                  (ix) so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of clause
            (viii) above.

            (g) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

                  (i) (A) equity Investments by the Borrower and its
            Subsidiaries in their Subsidiaries outstanding on the date hereof,

                        (B) additional equity Investments in wholly owned
                  Domestic Subsidiaries of the Borrower existing on the date hereof or the Equity Interest of which are acquired by the Borrower or one of its Domestic Subsidiaries pursuant to clause (xiii) below, including, without limitation, Investments in newly formed, wholly owned Domestic Subsidiaries of the Borrower or one of its Domestic Subsidiaries which are to fund the purchase by such newly formed Domestic Subsidiary of the assets comprising a division or business unit or a substantial part of the business of any other Person if such Investment by such new Subsidiary is made in accordance with clause (xiii) below, or

                        (C) additional Investments of the Borrower and its
                  Domestic Subsidiaries in any of their Foreign Subsidiaries in an aggregate amount for the Borrower and all its Domestic Subsidiaries not to exceed $10,000,000 in any Fiscal Year or

                        (D) additional Investments of the Borrower and any of
                  its wholly-owned Subsidiaries in Subsidiaries and other Persons (including joint-ventures) which are not wholly-owned by the Borrower or its wholly-owned Subsidiaries, but are controlled by the Borrower or one of its wholly-owned Subsidiaries, (including, without limitation, Contingent Obligations incurred by the Borrower or any of its wholly-owned Subsidiaries in respect of the Debt of any such Subsidiary or other Person which are not wholly-owned) not at any time exceeding in the aggregate $5,000,000;

                  (ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $3,000,000 at any time outstanding;

                  (iii) Investments by the Borrower and its Subsidiaries in Cash
            Equivalents;

                  (iv) Investments existing on the date hereof and described on
            Schedule 4.01(y) hereto;

                  (v) Investments in Hedge Agreements permitted under Section
            5.02(b);

                  (vi) Investments consisting of intercompany Debt permitted under Section 5.02(b);

                  (vii) Investments consisting of non-cash consideration
            received in the form of securities, notes or similar obligations in connection with dispositions of obsolete or worn out assets permitted pursuant to Section 5.02(e)(vi) not at any time exceeding, in the case of all such notes and similar obligations, the amount of $5,000,000;

                  (viii) pledges or deposits required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security or similar legislation;

                  (ix) pledges or deposits in connection with (A) non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (B) contingent obligations on surety or appeal bonds and (C) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

                  (x) advances, loans or extensions of credit to suppliers in the ordinary course of business by Borrower or any Subsidiary consistent with past practice as of the Effective Date not at any time exceeding in the aggregate $2,000,000;

                  (xi) other advances, loans or extensions of credit in the
            ordinary course of business by Borrower or any Subsidiary not at any time exceeding in the aggregate $3,000,000;

                  (xii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

                  (xiii) other Investments; provided that with respect to
            Investments made under this clause (xiii): (1) any newly acquired or organized Subsidiary of the Borrower or any of its Subsidiaries shall be a wholly owned Domestic Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (3) any company or business acquired or invested in pursuant to this clause (xiii) shall be in the specialty chemicals business or in a substantially similar line of business; (4) immediately after giving effect to the acquisition of a company or business pursuant to this clause (xiii), the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to
            Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer of the Borrower delivered to the Lender Parties demonstrating such compliance; (5) the Borrower shall have delivered to the Administrative Agent and the Lender Parties an Acquisition Diligence Report for such company or business which has been approved by the Joint Lead Arrangers; and
            (6) any such newly formed Subsidiary shall be in compliance with
            Section 5.01(j).

            (h) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

                  (i) the Borrower may (A) declare and pay dividends and
            distributions payable only in common stock of the Borrower, (B) issue and sell shares of its capital stock to (x) the Equity Investors, or (y) so long as no Default has occurred and is continuing or would result from such issuance and sale, any other Persons (C) except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Advances pursuant to
            Section 2.06(b), purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received contemporaneously from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights, (D) redeem or purchase Equity Interests from the Sponsor or other shareholders of the Borrower who are not officers, directors or employees of the Borrower, substantially concurrently with the issuance and sale of such Equity Interests to employees of the Borrower and its Subsidiaries; provided, however, that the redemption or purchase price paid to the Sponsor for such Equity Interests shall not exceed either (1) the Net Cash Proceeds received by the Borrower from the issuance of such Equity Interests to such employees, or (2) $5,000,000 in the aggregate for all such redemptions and purchases during the term of this agreement, (E) accept capital contributions from the Equity Investors, (F) so long as no Default has occurred and is continuing or would result from such payment, make payments in accordance with the Management Agreement and pay fees and indemnification payments to directors and officers of the Borrower in the ordinary course of business; provided, however, that the aggregate amount of all such payments shall not exceed the sum of $1,600,000 plus the actual out-of-pocket expenses of the Sponsor in connection with providing management services to Borrower plus such actual fees, expenses and indemnity payments incurred by such officers and directors in any Fiscal Year of the Borrower (beginning with the Fiscal Year ending December 31, 2000), (G) so long as no Default has occurred and is continuing or would result from such payment, the Borrower may repurchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrower held by current or former employees of the Borrower or any of its Subsidiaries pursuant to any employee equity subscription agreement, stock option agreement or stock ownership arrangement; provided, however, that the aggregate price paid (including the principal amount of Debt issued pursuant to Section 5.02(b)(ix)) for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed an aggregate of $2,000,000 over the term of this Agreement, and (H) issue new shares of its capital stock to the seller (or its affiliates) of any Equity Interests or assets purchased by the Borrower or any of its Subsidiaries, as all or a portion of the purchase price for such Equity Interests or assets issue in connection with a Permitted Acquisition; and

                  (ii) any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other wholly owned Subsidiary of the Borrower of which it is a Subsidiary and (C) accept capital contributions from its parent to the extent permitted under Section 5.02(g)(i).

            (i) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee under any operating leases (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $4,000,000 payable in the period of 12 consecutive months ending on December 31, 2000 and increasing by $250,000 for each 12 month period thereafter.

            (j) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents in any manner which would have a material adverse effect on any rights of the Secured Parties under the Loan Documents.

            (k) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in any material respect in accounting policies or reporting practices, except as required by generally accepted accounting principles, or any change in Fiscal Year.

            (l) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) the prepayment of Debt permitted pursuant to 5.02(b)(ix) to the extent also permitted pursuant to Section 5.02(h)(i)(G), and (iii) regularly scheduled or required repayments or redemptions of Surviving Debt, or amend, modify or change in any manner any term or condition of any Surviving Debt or Subordinated Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

            (m) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any material manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any material term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

            (n) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt, (B) any purchase money Debt permitted by Section 5.02(b) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (C) any Capitalized Lease permitted by Section 5.02(b) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto or (D) any Debt outstanding on the date any Subsidiary of the Borrower becomes such a

      Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Borrower).

            (o) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than a Domestic, wholly-owned Subsidiary of the Borrower the sole assets of which consist of such Subsidiary's interest in one or more of such partnerships or joint ventures.

            (p) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions other than Hedge Agreements entered into in the ordinary course of business and permitted by Section 5.02(b).

            (q) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any Fiscal Year of the Borrower to exceed an amount equal to the greatest of
      (i) $13,000,000, (ii) 5% of the Consolidated net sales of the Borrower and its Subsidiaries for the immediately preceding Fiscal Year of the Borrower, calculated in accordance with GAAP or (iii) at any time after the Chief Financial Officer of the Borrower shall have delivered a certificate to the Lender Parties identifying the Permitted Acquisitions and permitted sales of assets of the Borrower and its Subsidiaries for any Fiscal Year of the Borrower, together with a calculation of the pro forma Consolidated net sales of the Borrower and its Subsidiaries for the preceding Fiscal Year and as though all such Permitted Acquisitions and dispositions had occurred at the beginning of such preceding Fiscal Year, 5% of such pro forma Consolidated net sales.

            (r) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary, except as permitted under Section 5.02(g)(xiii).

            (s) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents , (ii) any agreement or instrument evidencing Surviving Debt and (iii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower.

            (t) Amendment, Etc., of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract except for any such action as would not be reasonably likely to result in a Material Adverse Effect. The Borrower will use all reasonable efforts, and will cause its Subsidiaries to use all reasonable efforts to cause any Material Contract of the type referred to in clauses (iv) of the definition of such term entered into by the Borrower or such Subsidiary after the Effective Date not to contain a provision which would, by its terms, prohibit the assignment by the Borrower or such Subsidiary of its rights thereunder as security pursuant to the Security Agreement.

            SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender
Parties:

            (a) Default Notice. As soon as possible and in any event within two days after the Borrower or any of its Subsidiaries becomes aware of the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

            (b) Annual Financials. As soon as available and in any event within 100 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion without a "going concern" or similar qualification or exception or a qualification arising out of the scope of the audit and otherwise acceptable to the Administrative Agent of Ernst & Young LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP as in effect on the date hereof and (iii) a certificate of the Chief Financial Officer of the Borrower stating either that such Chief Financial Officer has, after due inquiry, no knowledge that any Default has occurred and is continuing or, if the Chief Financial Officer has knowledge that a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

            (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating either that such Chief Financial Officer has, after due inquiry, no knowledge that any Default has occurred and is continuing or, if the Chief Financial Officer has knowledge that a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP in effect on the date hereof.

            (d) Annual Forecasts. As soon as available and in any event no later than 45 days after the end of each Fiscal Year, an annual budget prepared by management of the Borrower, of balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year.

            (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f) (except proceedings that, if adversely determined, would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect), and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

            (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

            (g) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this
      Section 5.03.

            (h) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could have a Material Adverse Effect and copies of any proposed amendment, modification or waiver of any provision of any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

            (i) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the

      PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

            (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

            (iii) Plan Annual Reports. Promptly and in any event within 30 days after a request from the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

            (iv) Multiemployer Plan Notices. Promptly and in any event within ten Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause
      (A) or (B).

            (j) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (k) Real Property. As soon as available and in any event within 100 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(w) and 4.01(x) hereto, including an identification of all owned and leased real property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

            (l) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

            (m) Year 2000 Compliance. Promptly after the Borrower's discovery or determination thereof, notice (in reasonable detail) that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant (as defined in Section 4.01(cc)), except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

            (n) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

            SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

            (a) Total Debt/EBITDA Ratio. Maintain at the end of each fiscal quarter of the Borrower a Total Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:



                   DURING FISCAL YEAR ENDING     RATIO
                                                 -------

                   December 31, 2000              5.50:1
                   December 31, 2001              5.50:1
                   December 31, 2002              5.25:1
                   December 31, 2003              5.00:1
                   December 31, 2004              5.00:1
                   December 31, 2005              4.75:1
                      and thereafter


            (b) Senior Debt/EBITDA Ratio. Maintain at the end of each fiscal quarter of the Borrower a Senior Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:


                   DURING FISCAL YEAR ENDING          RATIO
                                                      ------

                   December 31, 2000                  4.25:1
                   December 31, 2001                  4.25:1
                   December 31, 2002                  4.00:1
                   December 31, 2003                  3.75:1
                   December 31, 2004                  3.50:1
                      and thereafter


            (c) Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower a Fixed Charge Coverage Ratio of not less than the amount set forth below for each period set forth below:


                   DURING FISCAL YEAR ENDING          RATIO
                                                      ------
                   December 31, 2000                  1.10:1
                   December 31, 2001                  1.10:1
                   December 31, 2002                  1.10:1
                   December 31, 2003                  1.15:1
                   December 31, 2004                  1.20:1
                      and thereafter


            (d) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:


                   DURING FISCAL YEAR ENDING       RATIO
                                                   ------
                   December 31, 2000               1.75:1
                   December 31, 2001               2.00:1
                   December 31, 2002               2.00:1
                   December 31, 2003               2.25:1
                   December 31, 2004               2.50:1
                      and thereafter

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01.   Events of Default.   If any of the following events
("EVENTS OF DEFAULT") shall occur and be continuing:

            (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
      (ii) within five Business Days after the same becomes due and payable; or

            (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), or (m), 5.02, 5.03 or 5.04; or

            (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 20 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

            (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $5,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided, however, that this subsection (e) shall not apply to any secured Debt, that becomes due as a result of a voluntary sale or transfer of the assets securing such Debt; or

            (f) any Loan Party or any of its Subsidiaries or SSCI Investors shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $5,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) or indemnification and as to which the insurer or the indemnifying party, as the case may be, has acknowledged its obligation to cover such judgment or order) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 25 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 25 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01, 5.01(j) or 5.01(q) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

            (j) any Collateral Document after delivery thereof pursuant to
      Section 3.01 or 5.01(j) or 5.01(q) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

            (k)   a Change of Control shall occur; or

            (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $1,000,000; or

            (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $2,000,000 or requires payments exceeding $1,000,000 per annum; or

            (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

            (o) an "Event of Default" (as defined in any Mortgage) shall have occurred and be continuing;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable and
(C) by notice to the Issuing Bank, direct the Issuing Bank to deliver a Default Termination Notice to the beneficiary of each Standby Letter of Credit issued by it, and the Issuing Bank shall deliver such Default Termination Notices; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

            SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent or the Administrative Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law.


                                   ARTICLE VII

                                   THE AGENTS


            SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, Swing Line Bank (if applicable), Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. Chase, J.P. Morgan, ML&Co. and Affiliates. With respect to its Commitments or the Commitments of its Affiliates, the Advances made by it or the Advances made by its Affiliates and the Notes issued to it or to its Affiliates, Chase, J.P. Morgan and ML&Co. and their Affiliates shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it or its Affiliate were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Chase, Morgan Guaranty Trust Company of New York and Merrill Lynch Capital Corporation in their respective individual capacities. Chase, Morgan Guaranty Trust Company of New York and Merrill Lynch Capital Corporation and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Chase, J.P. Morgan and ML&Co. were not Agents and without any duty to account therefor to the Lender Parties.

            SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under

Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.

            (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

            (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term A Commitments and Term B Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section
7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 7.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent which, so long as no Default has occurred and is continuing, shall be approved by the Borrower (such approval not to be unreasonably withheld), and, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Administrative Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and, in the case of a successor Administrative Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

                  (a) no amendment, waiver or consent shall, unless in writing and signed by the Borrower and all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time:

                           (i) waive any of the conditions specified in Section
                  3.01 or, in the case of the Initial Extension of Credit,
                  Section 3.02,

                           (ii) change the number of Lenders or the percentage
                  of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder,

                           (iii) reduce or limit the obligations of any
                  Subsidiary Guarantor under Section 1 of the Subsidiary Guaranty issued by it or release such Subsidiary Guarantor or otherwise limit such Subsidiary Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties (other than, (x) to the extent permitted under the Subsidiary Guaranty, (y) pursuant to a merger permitted pursuant to Section 5.02(e) or (z) in connection with a sale of such Subsidiary Guarantor permitted pursuant to Section 5.02(f) or a waiver of such Section effected with the consent of the Required Lenders),

                           (iv) release all or substantially all of the
                  Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, or

                           (v) amend Section 2.13 or this Section 8.01;

                  (b) no amendment, waiver or consent shall, unless in writing and signed by the Borrower and the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under the Term A Facility, Term B Facility or Revolving Credit Facility if such Lender is directly affected by such amendment, waiver or consent,

                           (i) increase the Commitments of such Lender (it being
                  understood that waivers or modification of conditions precedent, covenants, Defaults or Events of Default or a mandatory reduction in the Revolving Credit Facility shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender for these purposes),

                           (ii) reduce the principal of, or interest on, the
                  Notes held by such Lender or any fees or other amounts payable hereunder to such Lender (other than as a result of any waiver of the applicability of any post default increase in interest rates; it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for these purposes, notwithstanding the fact that such amendment or modification actually results in such a reduction, so long as the primary purpose (as determined in good faith by the Joint Lead Arrangers) of the respective amendment or modification was not to decrease the pricing pursuant to this Agreement), or

                           (iii) postpone any date fixed for any payment of
                  principal of, or interest on, the Notes held by such Lender pursuant to Section 2.04 or 2.07 or any fees or other amounts payable hereunder to such Lender pursuant to Section 2.08;

                  (c) no amendment, waiver or consent shall, unless in writing and signed by the Borrower and the Required Lenders and, if the Lenders that have Commitments under, or are owed any amounts under or in respect of, any Facility are directly affected by such amendment, waiver or consent, Lenders holding more than 50% of the aggregate Commitments under the Term A Facility, the Term B Facility or the Revolving Credit Facility, change the order of application of any reduction in the Commitments or any prepayment of Advances between the Term A Facility and the Term B Facility from the application thereof set forth in the applicable provisions of Section 2.06(b)(v) in any manner that materially affects the Lenders under such Facility or require the permanent reduction of the Revolving Credit Facility at any time when all or a portion of either Term Facility remains in effect;

                  (d) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Bank, as the case may be, under this Agreement; and

                  (e) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

At any time that no Default shall have occurred and be continuing, if, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by subsection (c) of this
Section 8.01, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such nonconsenting Lender or Lenders with one or more Eligible Assignees so long as at the time of such replacement, each such Eligible Assignee consents to the proposed change, waiver, discharge or termination. At the time any such non-consenting Lender (a "DEPARTING LENDER") is replaced by an Eligible Assignee (a "REPLACEMENT LENDER") designated by the Borrower hereunder, the Replacement Lender and the Departing Lender shall enter into an Assignment and Acceptance pursuant to Section 8.07 pursuant to which all of the Commitments, Advances and Notes owed to, or held by, the Departing Lender are assigned to the Replacement Lender, against payment by the Replacement Lender to the Departing Lender of an amount equal to the principal amount of such outstanding Advances, together with accrued and unpaid interest on such Advances to the date of assignment and all accrued and unpaid fees and other amounts due to the Departing Lender hereunder on such date. The Borrower or the Replacement Lender shall pay the Administrative Agent's fees in connection with any such assignment.

                  SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 225 West Washington Street, Suite 2200, Chicago, IL 60606, Telecopy Number: (312) 419-4034, Attention: John R. Mellet; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to Chase, in its capacity as the Administrative Agent, at its address at The Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Telecopy Number: (212) 552-5777, Attention: Michael Cerniglia, with a copy, in the case of all notices other than Notices of Borrowing, Notices of Issuance, Notices of Renewal and Notices of Swing Line Borrowers, to The Chase Manhattan Bank, 270 Park Avenue, 38th Floor,

New York, New York 10017, Telecopy Number: (212) 270-7939, Attention: Lawrence Palumbo; if to ML&Co. in its capacity as a Joint Lead Arranger, Joint Book Manager or Syndication Agent, at its address at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, Telecopy Number: (212) 449-8635, Attention: Lex Maultsby; if to J.P. Morgan in its capacity as a Joint Lead Arranger, Joint Book Manager or Documentation Agent, at its address at 60 Wall Street, New York, New York 10260-0060, Telecopy Number: (212) 648-5348,
Attention: Jose Briones; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Syndication Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents (including, without limitation, pursuant to Section 5.01(j), (k), (m) and (q)), with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

                  (b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby, including, without limitation, the Offer to Purchase and any Permitted Acquisition or other proposed acquisition (including, without limitation, the Acquisition) by the Borrower or any of Subsidiaries or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's bad faith, gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Borrower also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Loan Party or any Loan Party's security holders or creditors resulting from, arising out of or in any way related to or by reason of, the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents except to the extent that any Loss resulted from the gross negligence or bad faith of such Indemnified Person.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                  SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower) under each Facility for which a Commitment is being assigned, (iii) except in the case of an assignment to a Person that, immediately prior to such assignment was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender, each such assignment shall be to an Eligible Assignee approved by the Administrative Agent and, so long as no Default shall have occurred, the Borrower, such consent not to be unreasonably withheld, (iv) no such assignments shall be permitted without the consent of the Joint Lead Arrangers until the Joint Lead Arrangers shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will be bound by the provisions of this Agreement and will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto (and is accompanied by any required U.S. Internal Revenue Service Forms referred to in
Section 3(vii) thereof), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the Effective Date and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as the case may be.

                  (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

                  (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

                  (h) Any Lender Party that sells a participating interest under
Section 8.07(g) shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, related penalties and interest, and reasonable out-of-pocket costs (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or such Agent as a result of the failure of Borrower or such Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender Party (or such participant) or such Agent, as the case may be, which taxes would not have been incurred or payable but for such participation.

                  (i) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

                  (j) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                  SECTION 8.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 8.10. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party.

                  SECTION 8.11. Release of Collateral; Release of Subsidiary Guarantor. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Administrative Agent will (without the necessity of any notice to, or consent of, any Lender), at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents. Upon the consummation of the sale, transfer or other disposition by the Borrower and any of its Subsidiaries of all of the Equity Interests of the Borrower and its Subsidiaries in any other Subsidiary which is a Subsidiary Guarantor as permitted by, and in accordance with the terms of, the Loan Documents, such Subsidiary Guarantor shall be automatically released from the Subsidiary Guaranty and shall have no further obligations thereunder. Upon the written request of the Borrower, together with a certificate detailing the manner of any such sale of a Subsidiary Guarantor and the absence of any Default hereunder both before and after giving effect thereto, the Administrative Agent or the Required Lenders shall execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of such Subsidiary Guarantor from the Subsidiary Guaranty.

                  SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.13. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.


             [The remainder of this page intentionally left blank.]

                  SECTION 8.14. Waiver of Jury Trial. Each of the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  SOVEREIGN SPECIALTY CHEMICALS, INC.


                                  By____________________________________________
                                    Title:


                                  MERRILL LYNCH, PIERCE,
                                  FENNER & SMITH
                                  INCORPORATED, as Joint
                                  Lead Arranger, Joint
                                  Book Manager and
                                  Syndication Agent


                                  By____________________________________________
                                    Title:


                                  J.P. MORGAN SECURITIES INC., as Joint
                                  Lead Arranger, Joint Book Manager and
                                  Documentation Agent


                                  By____________________________________________
                                    Title:


                                  THE CHASE MANHATTAN BANK,
                                       as Administrative Agent


                                  By____________________________________________
                                    Title:

                          INITIAL ISSUING BANK


                                  THE CHASE MANHATTAN BANK


                                  By____________________________________________
                                    Title:


                            INITIAL LENDERS


                                  MERRILL LYNCH CAPITAL CORPORATION


                                  By____________________________________________
                                    Title:


                                  MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK


                                  By____________________________________________
                                    Title:


                                  THE CHASE MANHATTAN BANK


                                  By____________________________________________
                                    Title:


                                  NATIONAL CITY BANK


                                  By____________________________________________
                                    Title:

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES


                                     TERM A               TERM B             REVOLVING CREDIT
NAME OF INITIAL LENDER             COMMITMENT           COMMITMENT              COMMITMENT
------------------------------------------------------------------------------------------------
Merrill Lynch Capital            $22,500,000.00      $37,500,000.00         $15,000,000.00
Corporation






------------------------------------------------------------------------------------------------
Morgan Guaranty Trust            $22,500,000.00      $37,500,000.00         $15,000,000.00
Company of New York






------------------------------------------------------------------------------------------------
The Chase Manhattan              $15,000,000.00      $0.00                  $10,000,000.00
Bank




------------------------------------------------------------------------------------------------
National City Bank               $15,000,000.00      $0.00                  $10,000,000.00





                                 LETTER OF CREDIT          DOMESTIC LENDING OFFICE                  EURODOLLAR
NAME OF INITIAL LENDER              COMMITMENT                                                    LENDING OFFICE
-------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Capital            $0.00                  Merrill Lynch & Co.                Merrill Lynch & Co.
Corporation                                             WFC North - 16th Floor             WFC North - 16th Floor
                                                        250 Vesey Street                   250 Vesey Street
                                                        New York, NY 10281                 New York, NY 10281
                                                        Attn: Margaret Sellinger/          Attn: Margaret Sellinger/
                                                                  Mack Campbell                      Mack Campbell
                                                        Tel: 212-449-6187/6996             Tel: 212-449-6187/6996
                                                        Fax: 212-738-1719                  Fax: 212-738-1719
-------------------------------------------------------------------------------------------------------------------------
Morgan Guaranty Trust            $0.00                  Morgan Guaranty Trust              Morgan Guaranty Trust
Company of New York                                     Company of New York                Company of New York
                                                        c/o J.P. Morgan Services, Inc.     c/o J.P. Morgan Services, Inc.
                                                        500 Stanton Christiana Road        500 Stanton Christiana Road
                                                        Newark, DE 19713                   Newark, DE 19713
                                                        Attn: Michelle Stigliano           Attn: Michelle Stigliano
                                                        Tel: 302-634-1867                  Tel: 302-634-1867
                                                        Fax: 302-634-4061                  Fax: 302-634-4061
-------------------------------------------------------------------------------------------------------------------------
The Chase Manhattan              $20,000,000.00         1 Chase Manhattan Plaza            1 Chase Manhattan Plaza
Bank                                                    8th Floor                          8th Floor
                                                        New York, NY 10081                 New York, NY 10081
                                                        Attn: Tonya Mitchell               Attn: Tonya Mitchell
                                                        Tel: 212-552-7206                  Tel: 212-552-7206
                                                        Fax: 212-552-5777                  Fax: 212-552-5777
-------------------------------------------------------------------------------------------------------------------------
National City Bank               $0.00                  National City Bank                 National City Bank
                                                        1900 East Ninth Street             1900 East Ninth Street
                                                        Cleveland, OH 44114                Cleveland, OH 44114
                                                        Attn: Bevette Vickerstaff          Attn: Bevette Vickerstaff
                                                        Tel: 216-488-7080                  Tel: 216-488-7080

TOTAL                            $75,000,000.00      $75,000,000.00         $50,000,000.00


                                                        Fax: 216-488-7110                  Fax: 216-488-7110


TOTAL                            $20,000,000.00

                                   SCHEDULE II

                              SUBSIDIARY GUARANTORS


1.   SIA Adhesives, Inc., a Delaware corporation.

2.   Pierce & Stevens Corp., a New York corporation.

3.   OSI Sealants, Inc., an Illinois corporation

4.   Tanner Chemicals, Inc., a New Hampshire corporation.

                                  SCHEDULE III

                           EXISTING LETTERS OF CREDIT



  L/C #                 ACCOUNT PARTY                BENEFICIARY                FACE AMOUNT    ISSUE DATE         TERMINATION DATE
  -----                 -------------                -----------                -----------    ----------         ----------------
P-363456        SOVEREIGN SPECIALTY CHEMICALS   RTC PROPERTIES                  25000 U.S.     4/24/98            EVERGREEN
P-383505        SOVEREIGN SPECIALTY CHEMICALS   CHASE MANHATTAN BANK SINGAPORE  2,000,000 SGD  5/30/97            EVERGREEN

                                   SCHEDULE IV

                          DESIGNATED MATERIAL CONTRACTS


1. Patent License Agreement, dated as of July 1, 1991, by and between Pierce and Stevens Corporation and Matsumoto Yushi Seiyaku Co., LTD

2. Agreement of Intent, dated as of September 1, 1997, by and between the Company and Matsumoto Yushi-Seiyaku Co.

3. Distributorship Agreement dated as of October 23, 1996 between Kohler Co. and Darworth.

4. Exclusive Distributor Agreement dated as of July 29, 1998 (but effective as of the close of business on July 31, 1998) by and between ChemRex, Inc. and OSI Sealants, Inc.

5. License Agreement, dated July 29, 1998, between OSI ("Licensor") and ChemRex, Inc. ("Licensee").

6. License Agreement, dated April 20, 1999, between Pierce & Stevens ("Licensor") and Valspar Corporation ("Licensee").

                                                                     EXHIBIT A-1
                                                         TO THE CREDIT AGREEMENT


                          FORM OF REVOLVING CREDIT NOTE


$_______________                                       Dated: December __, 1999


     FOR VALUE RECEIVED, the undersigned, SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY _________________________ or its registered assigns (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances (each as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of December 29, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, and The Chase Manhattan Bank, as Administrative Agent for the Lender and such other lender parties on the Termination Date.

                  The Borrower promises to pay to the Lender interest on the unpaid principal amount of each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance from the date of such Revolving Credit Advance, Letter of Credit Advance or Swing Line Advance, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the Administrative Agent's Account in same day funds. Each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

                  This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (variously, the "REVOLVING CREDIT ADVANCES", the "LETTER OF CREDIT ADVANCES" or the "SWING LINE ADVANCES") by the Lender to or for the benefit of the

Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                  This Promissory Note and the obligations evidenced hereby may not be transferred or assigned in whole or in part, except pursuant to and in accordance with the provisions of Section 8.07 of the Credit Agreement, including, without limitation, the requirement that the Administrative Agent shall have accepted and recorded each such transfer or assignment in the Register.


                                             SOVEREIGN SPECIALTY CHEMICALS, INC.


                                             By_________________________________
                                               Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                                                     AMOUNT OF                  UNPAID
                           AMOUNT OF               PRINCIPAL PAID              PRINCIPAL                 NOTATION
       DATE                 ADVANCE                  OR PREPAID                 BALANCE                  MADE BY
==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

                                                                     EXHIBIT A-2
                                                         TO THE CREDIT AGREEMENT


                               FORM OF TERM A NOTE


$_______________                                        Dated: December __, 1999


                  FOR VALUE RECEIVED, the undersigned, SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY _________________________ or its registered assigns (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Term A Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of December 29, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, and The Chase Manhattan Bank, as Administrative Agent for the Lender and such other lender parties on the dates and in the amounts specified in the Credit Agreement.

                  The Borrower promises to pay to the Lender interest on the unpaid principal amount of each Term A Advance from the date of such Term A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent, at the Administrative Agent's Account in same day funds. The Term A Advances owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

                  This Promissory Note is one of the Term A Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Term A Advances by the Lender to the Borrower in an aggregate amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term A Advances being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                  This Promissory Note and the obligations evidenced hereby may not be transferred or assigned in whole or in part, except pursuant to and in accordance with the provisions of Section 8.07 of the Credit Agreement, including, without limitation, the requirement that the Administrative Agent shall have accepted and recorded each such transfer or assignment in the Register.


                                             SOVEREIGN SPECIALTY CHEMICALS, INC.


                                             By_________________________________
                                               Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                                                     AMOUNT OF                  UNPAID
                           AMOUNT OF               PRINCIPAL PAID              PRINCIPAL                 NOTATION
       DATE                 ADVANCE                  OR PREPAID                 BALANCE                  MADE BY
==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

                                                                     EXHIBIT A-3
                                                         TO THE CREDIT AGREEMENT


                               FORM OF TERM B NOTE


$_______________                                        Dated: December __, 1999


                  FOR VALUE RECEIVED, the undersigned, SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY _________________________ or its registered assigns (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Term B Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of December 29, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, and The Chase Manhattan Bank, as Administrative Agent for the Lender and such other lender parties on the dates and in the amounts specified in the Credit Agreement.

                  The Borrower promises to pay to the Lender interest on the unpaid principal amount of each Term B Advance from the date of such Term B Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent, at the Administrative Agent's Account in same day funds. The Term B Advances owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

                  This Promissory Note is one of the Term B Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making Term B Advances by the Lender to the Borrower in an aggregate amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term B Advances being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                  This Promissory Note and the obligations evidenced hereby may not be transferred or assigned in whole or in part, except pursuant to and in accordance with the provisions of Section 8.07 of the Credit Agreement, including, without limitation, the requirement that the Administrative Agent shall have accepted and recorded each such transfer or assignment in the Register.


                                             SOVEREIGN SPECIALTY CHEMICALS, INC.


                                             By_________________________________
                                               Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                                                     AMOUNT OF                  UNPAID
                           AMOUNT OF               PRINCIPAL PAID              PRINCIPAL                 NOTATION
       DATE                 ADVANCE                  OR PREPAID                 BALANCE                  MADE BY
==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

==================  ========================  ========================  =========================  ========================

                                                                       EXHIBIT B
                                                         TO THE CREDIT AGREEMENT


                           FORM OF NOTICE OF BORROWING

                                     [Date]


The Chase Manhattan Bank,
  as Administrative Agent
  under the Credit Agreement
  referred to below
The Loan and Agency Services Group
1 Chase Manhattan Plaza
New York, NY 10081

                  Attention:  _______________

Ladies and Gentlemen:

                  The undersigned, Sovereign Specialty Chemicals, Inc., refers to the Credit Agreement dated as of December 29, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among the undersigned, the Lender Parties party thereto, and The Chase Manhattan Bank, as Administrative Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.02(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Borrowing is _________ __, ____.

                  (ii) The Facility under which the Proposed Borrowing is requested is the _______________ Facility.

                  (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

                  (iv) The aggregate amount of the Proposed Borrowing is $__________.

                  [(v)     The initial Interest Period for each Eurodollar Rate
         Advance made as part of the Proposed Borrowing is __________ month[s].]

                  (vi) [No portion of the Proposed Borrowing shall be used to pay the purchase price of a Permitted Acquisition.] [Set forth on Annex I hereto is a detail of the consideration proposed to be paid for a Permitted Acquisition (a portion of which consideration is constituted by a portion of the Proposed Borrowing).]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (A) The representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date.

                  (B) No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

                  Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.


                                             Very truly yours,

                                             SOVEREIGN SPECIALTY CHEMICALS, INC.


                                             By_________________________________
                                               Title:

                                                                         ANNEX I
                                                      TO THE NOTICE OF BORROWING


                         [NAME OF PERMITTED ACQUISITION]


A.       Purchase Price:       $_________

         which shall be constituted by:

                  Cash from the Proposed Borrowing            $___________
                  Cash from other Sources                     $___________
                  Cash Equivalents totaling:                  $___________

B. Cash Equivalents referred to above:

                                                                       EXHIBIT C
                                                         TO THE CREDIT AGREEMENT


                        FORM OF ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit Agreement dated as of December 29, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "BORROWER"), the Lender Parties party thereto, and The Chase Manhattan Bank, as Administrative Agent for the Lender Parties.

                  Each "Assignor" referred to on Schedule 1 hereto (each, an "ASSIGNOR") and each "Assignee" referred to on Schedule 1 hereto (each, an "ASSIGNEE") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

                  1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 hereto of all outstanding rights and obligations under the Facility or Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

                  2. Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vii) attaches any U.S. Internal Revenue Service or other forms required under Section
2.12 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

ASSIGNORS:
=========================================================  ===========  ===========  =============  ===========  ============
REVOLVING CREDIT FACILITY
=========================================================  ===========  ===========  =============  ===========  ============
     Percentage interest assigned                                    %            %              %            %             %
=========================================================  ===========  ===========  =============  ===========  ============
     Revolving Credit Commitment assigned                  $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
     Aggregate outstanding principal amount of
         Revolving Credit Advances assigned                $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
     Principal amount of Revolving Credit Note
         payable to ASSIGNOR (after assignment)            $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
TERM A FACILITY
=========================================================  ===========  ===========  =============  ===========  ============
     Percentage interest assigned                                    %            %              %            %             %
=========================================================  ===========  ===========  =============  ===========  ============
     Term A Commitment assigned                            $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
     Outstanding principal amount of
         Term A Advance assigned                           $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
     Principal amount of Term A Note
         payable to ASSIGNOR (after assignment)            $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
TERM B FACILITY
=========================================================  ===========  ===========  =============  ===========  ============
     Percentage interest assigned                                    %            %             %           %             %
=========================================================  ===========  ===========  =============  ===========  ============
     Term B Commitment assigned                            $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
     Outstanding principal amount of
         Term B Advance assigned                           $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
     Principal amount of Term B Note
         payable to ASSIGNOR (after assignment)            $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
LETTER OF CREDIT FACILITY
=========================================================  ===========  ===========  =============  ===========  ============
     Letter of Credit Commitment assigned                  $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
     Letter of Credit Commitment retained                  $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============

ASSIGNEES:
=========================================================  ===========  ===========  =============  ===========  ============
REVOLVING CREDIT FACILITY
=========================================================  ===========  ===========  =============  ===========  ============
     Percentage interest assumed                                     %            %              %            %             %
=========================================================  ===========  ===========  =============  ===========  ============
     Revolving Credit Commitment assumed                   $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
     Aggregate outstanding principal amount of
         Revolving Credit Advances assumed                 $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
     Principal amount of Revolving Credit Note
         payable to ASSIGNEE (after assignment)            $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
TERM A FACILITY
=========================================================  ===========  ===========  =============  ===========  ============
     Percentage interest assumed                                     %            %              %            %             %
=========================================================  ===========  ===========  =============  ===========  ============
     Term A Commitment assumed                             $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
     Outstanding principal amount of
         Term A Advance assumed                            $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
     Principal amount of Term A Note
         payable to ASSIGNEE (after assignment)            $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
TERM B FACILITY
=========================================================  ===========  ===========  =============  ===========  ============
     Percentage interest assumed                                     %            %             %           %               %
=========================================================  ===========  ===========  =============  ===========  ============
     Term B Commitment assumed                             $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
     Outstanding principal amount of
         Term B Advance assumed                            $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
     Principal amount of Term B Note
         payable to ASSIGNEE (after assignment)            $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============
LETTER OF CREDIT FACILITY
=========================================================  ===========  ===========  =============  ===========  ============
     Letter of Credit Commitment assumed                   $            $            $              $            $
=========================================================  ===========  ===========  =============  ===========  ============

Effective Date (if other than date of acceptance by Administrative Agent):
(1)_________ __, ____


                               ASSIGNORS


                               ____________________________________, as Assignor
                               [Type or print legal name of Assignor]


                               By_______________________________________________
                                 Title:

                               Dated:  _________ __, ____



                               ____________________________________, as Assignor
                               [Type or print legal name of Assignor]


                               By_______________________________________________
                                 Title:

                               Dated:  _________ __, ____



                               ____________________________________, as Assignor
                               [Type or print legal name of Assignor]


                               By_______________________________________________
                                 Title:

__________
(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                               Dated:  _________ __, ____



                               ____________________________________, as Assignor
                               [Type or print legal name of Assignor]


                               By_______________________________________________
                                 Title:

                               Dated:  _________ __, ____



                               ____________________________________, as Assignor
                               [Type or print legal name of Assignor]


                               By_______________________________________________
                                 Title:

                               Dated:  _________ __, ____



                               ASSIGNEES


                               ____________________________________, as Assignee
                               [Type or print legal name of Assignee]


                               By_______________________________________________
                                 Title:

                               Dated:  _________ __, ____

                               Domestic Lending Office:

                               Eurodollar Lending Office:



                               ____________________________________, as Assignee

                               [Type or print legal name of Assignee]


                               By_______________________________________________
                                 Title:

                               Dated:  _________ __, ____

                               Domestic Lending Office:

                               Eurodollar Lending Office:



                               ____________________________________, as Assignee
                               [Type or print legal name of Assignee]


                               By_______________________________________________
                                 Title:

                               Dated:  _________ __, ____

                               Domestic Lending Office:

                               Eurodollar Lending Office:



                               ____________________________________, as Assignee
                               [Type or print legal name of Assignee]


                               By_______________________________________________
                                 Title:

                               Dated:  _________ __, ____

                               Domestic Lending Office:

                               Eurodollar Lending Office:

                               ____________________________________, as Assignee
                               [Type or print legal name of Assignee]


                               By_______________________________________________
                                 Title:

                               Dated:  _________ __, ____

                               Domestic Lending Office:

                               Eurodollar Lending Office:



Accepted (2)[and Approved] this ____
day of ___________, ____

[NAME OF Administrative Agent],
     as Administrative Agent


By______________________________________
  Title:

(3)[Approved this ____ day
of _____________, ____

SOVEREIGN SPECIALTY CHEMICALS, INC.


By______________________________________

_________
(2) Required if the Assignee is an Eligible Assignee solely by reason of clause(a) (viii) or (b) of the definition of "ELIGIBLE ASSIGNEE".

(3) See footnote 2 above.

                                                                  EXECUTION COPY




                                  $200,000,000

                                CREDIT AGREEMENT

                          Dated as of December 29, 1999

                                      Among

                       SOVEREIGN SPECIALTY CHEMICALS, INC.

                                   as Borrower

                                       and

                  THE INITIAL LENDERS, INITIAL ISSUING BANK AND
                          SWING LINE BANK NAMED HEREIN

          as Initial Lenders, Initial Issuing Bank and Swing Line Bank

                                       and

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

    as Joint Lead Arranger, Joint Book-Running Manager and Syndication Agent

                                       and

                           J.P. MORGAN SECURITIES INC.

   as Joint Lead Arranger, Joint Book-Running Manager and Documentation Agent

                                       and

                            THE CHASE MANHATTAN BANK

                             as Administrative Agent

                       T A B L E   O F   C O N T E N T S


SECTION                                                                      PAGE

                  ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
      1.01.  Certain Defined Terms.........................................      2
      1.02.  Computation of Time Periods; Other Definitional Provisions....     37
      1.03.  Accounting Terms..............................................     37
                  ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT
      2.01.  Advances and Letters of Credit................................     38
      2.02.  Making the Advances...........................................     40
      2.03.  Issuance of and Drawings and Reimbursement Under Letters of
             Credit........................................................     43
      2.04.  Repayment of Advances.........................................     44
      2.05.  Termination or Reduction of the Commitments...................     48
      2.06.  Prepayments...................................................     49
      2.07.  Interest......................................................     53
      2.08.  Fees..........................................................     54
      2.09.  Conversion of Advances........................................     55
      2.10.  Increased Costs, Etc..........................................     56
      2.11.  Payments and Computations.....................................     57
      2.12.  Taxes.........................................................     59
      2.13.  Sharing of Payments, Etc......................................     62
      2.14.  Use of Proceeds...............................................     63
      2.15.  Defaulting Lenders............................................     63
                 ARTICLE III CONDITIONS OF LENDING AND ISSUANCES
                              OF LETTERS OF CREDIT
      3.01.  Conditions Precedent to Initial Extension of Credit...........     66
      3.02.  Conditions Precedent to Each Borrowing and Issuance andRenewal     71
      3.03.  Determinations Under Section 3.01.............................     72

                   ARTICLE IV REPRESENTATIONS AND WARRANTIES
      4.01.  Representations and Warranties of the Borrower................     72

                       ARTICLE V COVENANTS OF THE BORROWER
      5.01.  Affirmative Covenants.........................................     81
      5.02.  Negative Covenants............................................     91
      5.03.  Reporting Requirements........................................    103
      5.04.  Financial Covenants...........................................    107


                           ARTICLE VI EVENTS OF DEFAULT
      6.01.  Events of Default.............................................    109
      6.02.  Actions in Respect of the Letters of Credit upon Default......    113

                              ARTICLE VII THE AGENTS
      7.01.  Authorization and Action......................................    113
      7.02.  Agents' Reliance, Etc.........................................    114
      7.03.  Chase, J.P. Morgan, ML&Co. and Affiliates.....................    114
      7.04.  Lender Party Credit Decision..................................    114
      7.05.  Indemnification...............................................    115
      7.06.  Successor Agents..............................................    116

                            ARTICLE VIII MISCELLANEOUS
      8.01.  Amendments, Etc...............................................    117
      8.02.  Notices, Etc..................................................    120
      8.03.  No Waiver; Remedies...........................................    120
      8.04.  Costs and Expenses............................................    120
      8.05.  Right of Set-off..............................................    122
      8.06.  Binding Effect................................................    123
      8.07.  Assignments and Participations................................    123
      8.08.  Execution in Counterparts.....................................    126
      8.09.  No Liability of the Issuing Bank..............................    126
      8.10.  Confidentiality...............................................    127
      8.11.  Release of Collateral; Release of Subsidiary Guarantor........    127
      8.12.  Jurisdiction, Etc.............................................    128
      8.13.  Governing Law.................................................    128
      8.14.  Waiver of Jury Trial..........................................    129


SECTION                                                                              PAGE

SCHEDULES

Schedule I        -     Commitments and Applicable Lending Offices
Schedule II       -     Subsidiary Guarantors
Schedule III      -     Existing Letters of Credit
Schedule IV       -     Designated Material Contracts
Schedule 4.01(a)  -     Holders of Borrower Equity Interests
Schedule 4.01(b)  -     Subsidiaries
Schedule 4.01(c)  -     Consents
Schedule 4.01(d)  -     Authorizations, Approvals, Actions, Notices and
                        Filings
Schedule 4.01(f)  -     Disclosed Litigation
Schedule 4.01(p)  -     Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(q)  -     Environmental Compliance
Schedule 4.01(r)  -     Open Years; Unpaid Tax Liabilities; Adjusted Tax Bases
Schedule 4.01(t)  -     Existing Debt
Schedule 4.01(u)  -     Surviving Debt
Schedule 4.01(v)  -     Liens
Schedule 4.01(w)  -     Owned Real Property
Schedule 4.01(x)  -     Leased Real Property
Schedule 4.01(y)  -     Investments
Schedule 4.01(z)  -     Intellectual Property
Schedule 4.01(aa) -     Material Contracts


EXHIBITS

Exhibit A-1   -     Form of Revolving Credit Note
Exhibit A-2   -     Form of Term A Note
Exhibit A-3   -     Form of Term B Note
Exhibit B     -     Form of Notice of Borrowing
Exhibit C     -     Form of Assignment and Acceptance
Exhibit D     -     Form of Security Agreement
Exhibit E     -     Form of Subsidiary Guaranty


Exhibit F   -     Form of Solvency Certificate
Exhibit G   -     Form of Opinion of Counsel to the Loan Parties
Exhibit H   -     Form of Certificate of Non-Bank Status
Exhibit I   -     Form of Intercompany Note